Filed pursuant to Rule 424(b)(5)

Registration No. 333-282006

PROSPECTUS SUPPLEMENT

(To Prospectus dated October 24, 2024)

SINGULARITY FUTURE TECHNOLOGY LTD.

451,250 Shares of Common Stock

Up to 1,111,250 Shares of Common Stock Underlying the 1,111,250 Pre-Funded Warrants

We are offering 451,250 shares of our common stock, without par value per share (“Common Stock”), at an offering price of $3.20 per share, and 1,111,250 pre-funded warrants (the “Pre-Funded Warrants”) to purchase up to 1,111,250 shares of Common Stock (the “Warrant Shares”), pursuant to this prospectus supplement and the accompanying prospectus for gross proceeds of up to $5,000,000, assuming the full exercise of the Pre-Funded Warrants. The purchase price for each Pre-Funded Warrant is $3.199, which is equal to the public offering price for the Common Stock minus $0.001. Each Pre-Funded Warrant will be exercisable upon issuance and will not expire prior to exercise.

Our Common Stock is listed on the NASDAQ Capital Market under the symbol “SGLY.” On August 19, the closing sale price of our Common Stock was $2.98 per share.

We have retained Univest Securities, LLC (the “Placement Agent”) to act as our exclusive placement agent in connection with this offering. The Placement Agent is not purchasing or selling any of the securities offered pursuant to this prospectus supplement and the accompanying prospectus and the Placement Agent is not required to arrange the purchase or sale of any specific number of securities or dollar amount. We will pay the Placement Agent a cash fee of 7.0% of the gross proceeds raised in the offering. See “Plan of Distribution” beginning on page S-15 of this prospectus supplement for more information regarding these arrangements.

The aggregate market value of our outstanding Common Stock held by non-affiliates, or public float calculated pursuant to General Instruction I.B.6 of Form S-3, was approximately US$31.9 million, which was based on 3,731,289 shares of Common Stock held by non-affiliates and the per share price of US$8.55, which was the closing price of our Common Stock on August 10, 2026. Pursuant to General Instruction I.B.6 of Form S-3, in no event will we sell the securities covered hereby in a public primary offering with a value exceeding more than one-third of the aggregate market value of our Common Stock in any 12-month period so long as the aggregate market value of our outstanding Common Stock held by non-affiliates remains below $75,000,000. During the 12 calendar months prior to and including the date of this prospectus, we have sold $1.8 million of securities pursuant to General Instruction I.B.6 of Form S-3.

Investing in our securities involves a high degree of risk. You should purchase our securities only if you can afford a complete loss of your investment. See “Risk Factors” beginning on page S-8 of this prospectus supplement and on page 4 of the accompanying prospectus.

Neither the Securities and Exchange Commission (the “Commission” or “SEC”) nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus supplement or the accompanying prospectus. Any representation to the contrary is a criminal offense.

	Per Share or Pre-Funded Warrant		Total
Offering price	US$	3.20	US$	5,000,000
Placement Agent’s Fees (1)	US$	0.224	US$	350,000
Proceeds to us (before expenses)	US$	2.976	US$	4,650,000

(1)	We have agreed to pay the Placement Agent a cash fee equal to 7.0% of the aggregate gross proceeds of this offering. See “Plan of Distribution” for additional information regarding total compensation payable to the Placement Agent, including expenses for which we have agreed to reimburse the Placement Agent.

We expect that delivery of the securities being offered pursuant to this prospectus supplement and the accompanying prospectus will be made on or about August 21, 2026, subject to customary closing conditions.

Univest Securities, LLC

The date of this prospectus supplement is August 20, 2026

TABLE OF CONTENTS

Prospectus Supplement

Prospectus

You should rely only on the information contained or incorporated by reference in this prospectus or any prospectus supplement. We have not authorized any person to provide you with different or additional information. If anyone provides you with different or inconsistent information, you should not rely on it. This prospectus is not an offer to sell securities, and it is not soliciting an offer to buy securities in any jurisdiction where the offer or sale is not permitted. You should assume that the information appearing in this prospectus or any prospectus supplement, as well as information we have previously filed with the SEC and incorporated by reference, is accurate as of the date on the front of those documents only. Our business, financial condition, results of operations and prospects may have changed since those dates.

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ABOUT THIS PROSPECTUS SUPPLEMENT

On September 9, 2024, we filed with the SEC a registration statement on Form S-3 (File No. 333-282006), as amended, utilizing a shelf registration process relating to the securities described in this prospectus supplement, which registration statement was declared effective on October 24, 2024. Under this shelf registration process, we may, from time to time, issue up to $200 million in the aggregate of common stock, preferred stock, share purchase contracts, share purchase units, debt securities, warrants, rights and units. Approximately $195.2 million will remain available for sale as of the date of this prospectus supplement.

This document is in two parts. The first part is this prospectus supplement, which describes the specific terms of this securities offering and also adds to and updates information contained in the accompanying prospectus and the documents incorporated by reference into the prospectus. The second part, the accompanying prospectus, gives more general information, some of which does not apply to this offering. You should read this entire prospectus supplement as well as the accompanying prospectus and the documents incorporated by reference that are described under “Where You Can Find More Information” in this prospectus supplement and the accompanying prospectus.

If the description of the offering varies between this prospectus supplement and the accompanying prospectus, you should rely on the information contained in this prospectus supplement. However, if any statement in one of these documents is inconsistent with a statement in another document having a later date – for example, a document incorporated by reference in this prospectus supplement and the accompanying prospectus – the statement in the document having the later date modifies or supersedes the earlier statement. Except as specifically stated, we are not incorporating by reference any information submitted under any Current Report on Form 8-K into any filing under the Securities Act or the Securities Exchange Act of 1934, as amended, or the Exchange Act, into this prospectus supplement or the accompanying prospectus.

Any statement contained in a document incorporated by reference, or deemed to be incorporated by reference, into this prospectus supplement or the accompanying prospectus will be deemed to be modified or superseded for purposes of this prospectus supplement or the accompanying prospectus to the extent that a statement contained herein, therein or in any other subsequently filed document which also is incorporated by reference in this prospectus supplement or the accompanying prospectus modifies or supersedes that statement. Any such statement so modified or superseded will not be deemed, except as so modified or superseded, to constitute a part of this prospectus supplement or the accompanying prospectus.

We further note that the representations, warranties and covenants made by us in any agreement that is filed as an exhibit to any document that is incorporated by reference in this prospectus supplement and the accompanying prospectus were made solely for the benefit of the parties to such agreement, including, in some cases, for the purpose of allocating risk among the parties to such agreements, and should not be deemed to be a representation, warranty or covenant to you unless you are a party to such agreement. Moreover, such representations, warranties or covenants were accurate only as of the date when made or expressly referenced therein. Accordingly, such representations, warranties and covenants should not be relied on as accurately representing the current state of our affairs unless you are a party to such agreement.

Unless we have indicated otherwise, or the context otherwise requires, references in this prospectus supplement and the accompanying prospectus to “SGLY,” the “Company,” “we,” “us” and “our” or similar terms refer to Singularity Future Technology Ltd., a company incorporated in the State of Virginia, and its consolidated subsidiaries.

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CAUTIONARY NOTE REGARDING FORWARD LOOKING STATEMENTS

This prospectus supplement and our SEC filings that are incorporated by reference into this prospectus supplement contain or incorporate by reference forward-looking statements within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act. All statements other than statements of historical fact are “forward-looking statements,” including any projections of earnings, revenue or other financial items, any statements of the plans, strategies and objectives of management for future operations, any statements concerning proposed new projects or other developments, any statements regarding future economic conditions or performance, any statements of management’s beliefs, goals, strategies, intentions and objectives, and any statements of assumptions underlying any of the foregoing. The words “believe,” “anticipate,” “estimate,” “plan,” “expect,” “intend,” “may,” “could,” “should,” “potential,” “likely,” “projects,” “continue,” “will,” and “would” and similar expressions are intended to identify forward-looking statements, although not all forward-looking statements contain these identifying words. Forward-looking statements reflect our current views with respect to future events, are based on assumptions and are subject to risks and uncertainties. We cannot guarantee that we actually will achieve the plans, intentions or expectations expressed in our forward-looking statements and you should not place undue reliance on these statements. There are a number of important factors that could cause our actual results to differ materially from those indicated or implied by forward-looking statements. These important factors include those discussed under the heading “Risk Factors” contained or incorporated by reference in this prospectus and in the applicable prospectus supplement and any free writing prospectus we may authorize for use in connection with a specific offering. These factors and the other cautionary statements made in this prospectus should be read as being applicable to all related forward-looking statements whenever they appear in this prospectus. You are cautioned not to place undue reliance on the forward-looking statements contained in, or incorporated by reference into, this prospectus supplement. Each forward-looking statement speaks only as of the date this prospectus supplement or, in the case of documents incorporated by reference, the date of the applicable document (or any earlier date indicated in the statement), and except as required by law, we undertake no obligation to update publicly any forward-looking statements, whether as a result of new information, future events or otherwise. We qualify all such forward-looking statements by these cautionary statements.

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PROSPECTUS SUPPLEMENT SUMMARY

The following summary highlights selected information contained or incorporated by reference in this prospectus supplement. This summary does not contain all of the information you should consider before investing in the securities. Before making an investment decision, you should read the entire prospectus and any supplement hereto carefully, including the risk factors section, the financial statements and the notes to the financial statements incorporated herein by reference, and the documents that we incorporate by reference herein.

Our Business

Business Overview

We are a global logistics integrated solution provider that was founded in the United States in 2001. On September 18, 2007, the Company merged into a new corporation, Sino-Global Shipping America, Ltd. in Virginia. On January 3, 2022, the Company changed its corporate name to Singularity Future Technology Ltd. to reflect its expanded operations into the digital assets business.

We are currently engaged in providing freight logistics services including warehouse services, which is operated by our subsidiary Trans Pacific Shipping Limited in China. Our range of services include transportation, warehouse, collection, last-mile delivery, drop shipping, customs clearance, and overseas transit delivery.

As a holding company with no material operations, conduct substantially all of our operations through subsidiaries established in the United States, the People’s Republic of China (the “PRC” or “China”) and Hong Kong. However, neither the holding company nor any of the Company’s Chinese subsidiaries conduct any operations through contractual arrangements with a variable interest entity based in China. Investors in our common stock should be aware that they may never directly hold equity interests in the PRC operating entities, but rather equity interests solely in Singularity, our Virginia holding company. Furthermore, shareholders may face difficulties enforcing their legal rights under United States securities laws against our directors and officers who are located outside of the United States.

The diagram below shows our corporate structure as of the date of this prospectus supplement.

*	Unless otherwise indicated in the diagram, all the subsidiaries of the Company are wholly owned.

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Our principal executive offices are located at 48 Wall Street, Suite 1100, New York, NY 10005. Our telephone number at this address is (718) 888-1814. Our common stock is traded on the NASDAQ Capital Market under the symbol “SGLY.”

Our internet website, www.singularity.us, provides a variety of information about our Company. We do not incorporate by reference into this prospectus the information on, or accessible through, our website, and you should not consider it as part of this prospectus.

Recent Developments

Nasdaq Compliance

As disclosed previously, on November 19, 2025, the Company received a staff determination notice (the “Notice”) from the Listing Qualifications Department of The Nasdaq Stock Market LLC (“Nasdaq”), informing the Company that its Common Stock fails to comply with the $1 minimum bid price required for continued listing on The Nasdaq Capital Market under Nasdaq Listing Rule 5550(a)(2) for the 30 consecutive business days prior to the date of the Notice. Pursuant to Nasdaq Listing Rule 5810(c)(3)(A), the Company was provided with an initial compliance period of 180 calendar days, or until May 18, 2026, to regain compliance with the minimum bid price requirement. On May 19, 2026, the Company was granted an additional 180-day compliance period, or until November 16, 2026, to regain compliance with the minimum bid price requirement.

On August 10, 2026, the Company received a written notification from Nasdaq, indicating that the Company has regained compliance with the Rule 5550(a)(2). This matter is now closed.

Class Action Settlement

As previously disclosed, on December 9, 2022, a securities class action, Crivellaro v. Singularity Future Technology Ltd., et al., No. 22-cv-7499-BMC, was commenced against Singularity Future Technology Ltd. (the “Company”) and certain other defendants in the United States District Court for the Eastern District of New York (the “Court”), alleging violations of the federal securities laws (the “Class Action”). On December 17, 2024, the Court granted in part and denied in part the motions to dismiss filed by the Company and its former Chief Executive Officer, Yang Jie. On July 13, 2025, the Company and the lead plaintiffs entered into a Stipulation and Agreement of Settlement (the “Original Settlement Agreement”), pursuant to which the parties agreed to resolve the litigation, subject to final approval by the Court. On March 9, 2026, following a fairness hearing, the Court denied, without prejudice, the motion for final approval of the proposed settlement, denied as moot the related motions concerning attorneys’ fees, the escrow agreement and the issuance of shares pursuant to Section 3(a)(10) of the Securities Act of 1933. The Court also ordered that the previously imposed temporary restraining order remain in effect.

On June 22, 2026, the Company and the lead plaintiffs entered into an Amended Stipulation and Agreement of Settlement (the “Amended Settlement Agreement”), which amends and supersedes the Original Settlement Agreement.

Pursuant to the Amended Settlement Agreement and subject to approval by the Court, the Company agreed to settle the Class Action for an aggregate cash settlement amount of $5,800,000, which includes the $2,000,000 previously deposited into escrow. The Company agreed to deposit an additional $1,500,000 within 15 calendar days after execution of the Amended Settlement Agreement and receipt of the necessary wire transfer information, subject to a 15-calendar-day grace period for banking or wire-processing delays not caused by the Company and deposit the remaining $2,300,000 within 60 days after the initial payment.

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The Company completed the initial payment of $1,500,000 in two installments on July 10, 2026 and July 13, 2026, respectively.

Annual Meeting of Shareholders

On June 30, 2026, the Company held its annual meeting of shareholders for the fiscal year ended June 30, 2025. At the meeting, shareholders approved the re-election of Xu Zhao and Jinhao Pang as Class I directors, ratified the appointment of Audit Alliance LLP as the Company’s independent registered public accounting firm, approved the Company’s new stock incentive plan, and authorized the Board to effect a reverse stock split at its discretion and to round up any resulting fractional shares. Shareholders also approved to increase the Company’s authorized shares of Common Stock from 50,000,000 to 50,000,000,000.

Reverse Split

On June 30, 2026, the shareholders of the Company approved at its annual meeting of shareholders an amendment to the Company’s Amended and Restated Certificate of Incorporation to effect a reverse stock split of the Company’s common stock by one of the following ratios: 1-for-5, 1-for-10, or 1-for-14, with such ratio to be determined in the discretion of the board of directors of the Company (the “Board”) and with such action to be effected at such time and date, if at all, as determined by the Board within one year after the conclusion of the annual meeting (the “Reverse Stock Split”). On July 7, 2026, the Board fixed the Reverse Stock Split ratio at 1-for-14.

On July 22, 2026, the Company filed Articles of Amendment to our Amended and Restated Articles of Incorporation with the Virginia State Corporation Commission (the “Articles of Amendment”), which effect the Reverse Stock Split at a ratio of 1-for-14, and such Articles of Amendment will become effective as of 12:01 a.m. ET on July 27, 2026 (the “Effective Time”).

As a result of the Reverse Stock Split, every fourteen shares of Common Stock were combined into one share of Common Stock. Shareholders who otherwise would be entitled to receive fractional shares because they held a number of shares not evenly divisible by the ratio of the Reverse Stock Split are automatically entitled to receive the number of shares rounded up to the nearest whole number.

Trading of the Company’s common stock on The Nasdaq Capital Market on a split-adjusted basis began on July 27, 2026. The Company’s new Common Stock continued to be traded under the symbol SGLY, with the new CUSIP number, 82935V406.

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Entry into Material Definitive Agreements

On July 6, 2026, the Company entered into a securities purchase agreement with certain investors, under which the Company agreed to sell to the investors an aggregate of 5,263,158 units (the “Unit”), each Unit consisting of one share of the Company’s Common Stock and three warrants, with each warrant initially exercisable to purchase one share of the Common Stock at an exercise price of $0.418 (the “Warrants”), in a private placement to certain “non-U.S. Persons” as defined in Regulation S of the Securities Act of 1933, as amended (the “Regulation S”), at a price of $0.38 per Unit for an aggregate purchase price of approximately $2,000,000.

The Warrants are exercisable immediately upon the date of issuance at an initial exercise price of $0.418, for cash. The Warrants may also be exercised cashlessly if at any time after the one-month anniversary of the issuance date, there is no effective registration statement registering, or no current prospectus available for, the resale of the shares of Common Stock underlying the Warrant. The Warrants shall expire five years from its date of issuance. The Warrants are subject to customary anti-dilution provisions reflecting capitalizations and subdivisions or other similar transactions.

On July 13, 2026, this offering consummated upon satisfying the closing conditions as set forth in the SPA, including, among other things, accuracy of the parties’ representations and warranties. The Company issued an aggregate of 5,263,158 shares of Common Stock in reliance on the exemption from registration provided by the Regulation S and 15,789,474 Warrants.

Entry into a Material Definitive Securities Purchase Agreement

On August 12, 2026, the Company entered into a securities purchase agreement with certain investors, under which the Company agrees to sell to the investors an aggregate of 21,520,803 shares of the Company’s Common Stock at a price of $1.394 per share, in a private placement to certain “non-U.S. Persons” as defined in Regulation S of the Securities Act of 1933, as amended for an aggregate purchase price of approximately $30 million. The closing of this offering is subject to the closing conditions as set forth in the securities purchase agreement, including, among other things, accuracy of the parties’ representations and warranties and the receipt of the Company’s shareholders’ approval of this offering.

Entry into an Amendment to the Securities Purchase Agreement dated June 19, 2025

As previously disclosed, on June 19, 2025, the Company entered into a securities purchase agreement with eighteen investors, under which the Company agreed to sell to the investors an aggregate of 32,188,841 units, or 2,299,212 units on the post-1:14-reverse-split basis, each unit consisting of one share of the Company’s Common Stock and three warrants, with each warrant initially exercisable to purchase one share of the Common Stock at an exercise price of $1.165, or $16.310 on the post-1:14-reverse-split basis, in a private placement to certain “non-U.S. Persons” as defined in Regulation S of the Securities Act of 1933, as amended, for gross proceeds of approximately $30 million.

On August 12, 2026, the Company and the Investors entered into an amendment to the securities purchase agreement, pursuant to which the Company agreed to issue amended and restated warrants (the “Amended and Restated Warrants”), with each Amended and Restated Warrant exercisable to purchase one share of the Common Stock at an exercise price of $0.001. The issuance of the Amended and Restated Warrants is subject to the approval of the Company’s shareholders.

On August 12, 2026, the Company issued 2,299,212 shares of the Common Stock to the Investors in reliance on the exemption from registration provided by Regulation S. The Amended and Restated Warrants have not been issued and will not be issued unless and until the requisite shareholder approval is obtained.

Entry into a non-binding strategic development framework agreement

As previously disclosed, the Company entered into a non-binding strategic development framework agreement (the “Framework Agreement”) with Florence Development LLC relating to an approximately 900-acre industrial site in Florence, South Carolina. The Framework Agreement establishes a framework for the parties to evaluate and, if mutually acceptable, potentially pursue the development of a large-scale U.S. platform for AI computing, hyperscale data center and high-performance computing infrastructure. Except for certain binding provisions relating to exclusivity, confidentiality, publicity, representations, expenses, term, remedies and governing law, the Framework Agreement is non-binding and does not obligate either party to consummate any transaction. Any definitive transaction would be subject to the completion of satisfactory due diligence, utility confirmation, financing availability, governmental and corporate approvals, and the negotiation and execution of definitive agreements. There can be no assurance that a definitive agreement will be reached or that the contemplated project will be completed on the terms, timetable or scale currently contemplated, or at all.

Registered Direct Offering

On August 18, 2026, the Company entered into certain securities purchase agreement with a non-affiliated institutional investor pursuant to which the Company agreed to sell 600,000 shares of the Company’s Common Stock (or pre-funded warrants in lieu of Common Stock), at an offering price of $3.00 per share in a registered direct offering (the “August Offering”), for gross proceeds of $1.8 million. The August Offering closed on August 19, 2026.

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THE OFFERING

Issuer:	Singularity Future Technology Ltd.

Common Stock offered by us pursuant to this prospectus supplement:	451,250 shares of Common Stock

Pre-Funded Warrants offered by us	1,111,250 Pre-Funded Warrants to purchase up to 1,111,250 Class A Ordinary Shares. The Pre-Funded Warrants will be immediately exercisable and may be exercised at any time until all of the Pre-Funded Warrants are exercised in full.

Offering Price:

$3.20 per share of Common Stock

The purchase price for each Pre-Funded Warrant is $3.199, which is equal to the public offering price for the Common Stock less the $0.001 per share exercise price of each such Pre-Funded Warrant.

Common Stock issued and outstanding before this offering:	3,731,289

Common Stock issued and outstanding immediately after this offering:	5,293,789, assuming that all of the Pre-Funded Warrants are exercised in full.

Use of proceeds:	We estimate the net proceeds to us from this offering will be approximately $4.5 million after deducting the estimated offering expenses payable by us. We intend to use the net proceeds from this offering for our planned data center business, working capital and other general corporate purposes. See “Use of Proceeds” on page S-11 of this prospectus supplement.

Transfer agent and registrar:	Transhare Corporation

Risk factors:	Investing in our securities involves a high degree of risk. For a discussion of factors you should consider carefully before deciding to invest in our Common Stock, see the information contained in or incorporated by reference under the heading “Risk Factors” beginning on page S-8 of this prospectus supplement, on page 4 of the accompanying prospectus, and in the other documents incorporated by reference into this prospectus supplement.

NASDAQ Capital Market Symbol:	“SGLY”

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RISK FACTORS

Before you make a decision to invest in our securities, you should consider carefully the risks described below, together with other information in this prospectus supplement, the accompanying prospectus and the information incorporated by reference herein and therein. If any of the following events actually occur, our business, operating results, prospects or financial condition could be materially and adversely affected. This could cause the trading price of our Common Stock to decline and you may lose all or part of your investment. The risks described below are not the only ones that we face. Additional risks not presently known to us or that we currently deem immaterial may also significantly impair our business operations and could result in a complete loss of your investment.

You should also carefully consider the risk factors set forth under “Risk Factors” described in our most recent annual report on Form 10-K, filed on October 14, 2025, together with all other information contained or incorporated by reference in this prospectus supplement and in any related free writing prospectus in connection with a specific offering, before making an investment decision.

Risk Relating to this Offering

Since our management will have broad discretion in how we use the proceeds from this offering, we may use the proceeds in ways with which you disagree.

Our management will have significant flexibility in applying the net proceeds of this offering. You will be relying on the judgment of our management with regard to the use of these net proceeds, and you will not have the opportunity, as part of your investment decision, to influence how the proceeds are being used. It is possible that the net proceeds will be invested in a way that does not yield a favorable, or any, return for us. The failure of our management to use such funds effectively could have a material adverse effect on our business, financial condition, operating results and cash flow.

Because we are a small company, the requirements of being a public company, including compliance with the reporting requirements of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and the requirements of the Sarbanes-Oxley Act and the Dodd-Frank Act, may strain our resources, increase our costs and distract management, and we may be unable to comply with these requirements in a timely or cost-effective manner.

As a public company with listed equity securities, we must comply with the federal securities laws, rules and regulations, including certain corporate governance provisions of the Sarbanes-Oxley Act of 2002 (the “Sarbanes-Oxley Act”) and the Dodd-Frank Act, related rules and regulations of the SEC and the NASDAQ, with which a private company is not required to comply. Complying with these laws, rules and regulations occupies a significant amount of the time of our Board of Directors and management and significantly increases our costs and expenses. Among other things, we must:

●	maintain a system of internal control over financial reporting in compliance with the requirements of Section 404 of the Sarbanes-Oxley Act and the related rules and regulations of the SEC and the Public Company Accounting Oversight Board;

●	comply with rules and regulations promulgated by the NASDAQ;

●	prepare and distribute periodic public reports in compliance with our obligations under the federal securities laws;

●	maintain various internal compliance and disclosures policies, such as those relating to disclosure controls and procedures and insider trading in our Common Stock;

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●	involve and retain to a greater degree outside counsel and accountants in the above activities;

●	maintain a comprehensive internal audit function; and

●	maintain an investor relations function.

Future sales of our Common Stock, whether by us or our shareholders, could cause our share price to decline

If our existing shareholders sell, or indicate an intent to sell, substantial amounts of our Common Stock in the public market, the trading price of our Common Stock could decline significantly. Similarly, the perception in the public market that our shareholders might sell of our Common Stock could also depress the market price of our Common Stock. A decline in the price of our Common Stock might impede our ability to raise capital through the issuance of additional of our Common Stock or other equity securities. In addition, the issuance and sale by us of additional of our Common Stock or securities convertible into or exercisable for our Common Stock, or the perception that we will issue such securities, could reduce the trading price for our Common Stock as well as make future sales of equity securities by us less attractive or not feasible. The sale of Common Stock issued upon the exercise of our outstanding options and warrants could further dilute the holdings of our then existing shareholders.

Securities analysts may not cover our Common Stock and this may have a negative impact on the market price of our Common Stock

The trading market for our Common Stock will depend, in part, on the research and reports that securities or industry analysts publish about us or our business. We do not have any control over independent analysts (provided that we have engaged various non-independent analysts). We do not currently have and may never obtain research coverage by independent securities and industry analysts. If no independent securities or industry analysts commence coverage of us, the trading price for our Common Stock would be negatively impacted. If we obtain independent securities or industry analyst coverage and if one or more of the analysts who covers us downgrades our Common Stock, changes their opinion of our shares or publishes inaccurate or unfavorable research about our business, our share price would likely decline. If one or more of these analysts ceases coverage of us or fails to publish reports on us regularly, demand for our Common Stock could decrease and we could lose visibility in the financial markets, which could cause our share price and trading volume to decline.

You may experience future dilution as a result of future equity offerings or other equity issuances

We may in the future issue additional of our Common Stock or other securities convertible into or exchangeable for of our Common Stock. We cannot assure you that we will be able to sell of our Common Stock or other securities in any other offering or other transactions at a price per share that is equal to or greater than the price per share paid by investors in this offering. The price per share at which we sell additional of our Common Stock or other securities convertible into or exchangeable for our Common Stock in future transactions may be higher or lower than the price per share in this offering.

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Risk Related to Our Common Stock

If we fail to comply with the continued listing requirements of NASDAQ, we would face possible delisting, which would result in a limited public market for our shares and make obtaining future debt or equity financing more difficult for us.

If the Company fails to maintain compliance with the bid price requirement or other listing rules in the future, we could be subject to suspension and delisting proceedings. If our securities lose their status on The NASDAQ Capital Market, our securities would likely trade in the over-the-counter market. If our securities were to trade on the over-the-counter market, selling our securities could be more difficult because smaller quantities of securities would likely be bought and sold, transactions could be delayed, and security analysts’ coverage of us may be reduced. In addition, in the event our securities are delisted, broker-dealers have certain regulatory burdens imposed upon them, which may discourage broker-dealers from effecting transactions in our securities, further limiting the liquidity of our securities. These factors could result in lower prices and larger spreads in the bid and ask prices for our securities. Such delisting from The NASDAQ Capital Market and continued or further declines in our share price could also greatly impair our ability to raise additional necessary capital through equity or debt financing, and could significantly increase the ownership dilution to shareholders caused by our issuing equity in financing or other transactions.

Techniques employed by short sellers may drive down the market price of our Common Stock.

Short selling is the practice of selling securities that the seller does not own but rather has borrowed from a third party with the intention of buying identical securities back at a later date to return to the lender. The short seller hopes to profit from a decline in the value of the securities between the sale of the borrowed securities and the purchase of the replacement shares, as the short seller expects to pay less in that purchase than it received in the sale. As it is in the short seller’s interest for the price of the security to decline, many short sellers publish, or arrange for the publication of, negative opinions regarding the relevant issuer and its business prospects in order to create negative market momentum and generate profits for themselves after selling a security short. These short attacks have, in the past, led to selling of shares in the market.

Public companies listed in the United States that have a substantial majority of their operations in China have been the subject of short selling. Much of the scrutiny and negative publicity has centered on allegations of a lack of effective internal control over financial reporting resulting in financial and accounting irregularities and mistakes, inadequate corporate governance policies or a lack of adherence thereto and, in many cases, allegations of fraud. As a result, many of these companies are now conducting internal and external investigations into the allegations and, in the interim, are subject to shareholder lawsuits and/or SEC enforcement actions.

We are currently, and may in the future be, the subject of unfavorable allegations made by short sellers. Any such allegations may be followed by periods of instability in the market price of our Common Stock and negative publicity. If and when we become the subject of any unfavorable allegations, whether such allegations are proven to be true or untrue, we could have to expend a significant amount of resources to investigate such allegations and/or defend ourselves. While we would strongly defend against any such short seller attacks, we may be constrained in the manner in which we can proceed against the relevant short seller by principles of freedom of speech, applicable federal or state law or issues of commercial confidentiality. Such a situation could be costly and time-consuming and could distract our management from growing our business. Even if such allegations are ultimately proven to be groundless, allegations against us could severely impact our business operations and shareholder’s equity, and the value of any investment in our Common Stock could be greatly reduced or rendered worthless.

Risks Related to Our Business

The Company’s business and operation could be negatively affected by the SEC Order.

On January 17, 2025, acting pursuant to an offer of settlement submitted by the Company, the SEC issued the SEC Order instituting cease-and-desist proceedings, making findings, and imposing a cease-and-desist order with respect to certain violations related to the Company’s financial reporting, accounting, books and records, and internal controls. Pursuant to the terms of the SEC Order, the Company has paid a civil monetary penalty of $350,000 to the SEC, and shall comply with certain undertakings to remediate its material weaknesses in the internal control and disclosure deficiencies by June 30, 2026, and cease and desist any violations of Sections 13(a), 13(b)(2)(A), and 13(b)(2)(B), of the Securities Exchange Act of 1934 and Rules 12b-20, 13a-1, 13a-13, and 13a-15 thereunder.

If the Company fails to comply with the undertakings as described above, the Company shall, by December 31, 2026, pay an additional civil monetary penalty in the amount of $1,000,000 to the SEC for transfer to the general fund of the United States Treasury, subject to Exchange Act Section 21F(g)(3).

The SEC Order and the actions of the Company as set forth in the SEC Order could harm our reputation, damage investor confidence in our brand and business, and adversely affect our results of operations and financial condition and may affect the market for and the market price of our common stock. In addition, the Company could be subject to private damages actions brought against them by or on behalf of one or more investors based on substantially the same facts as alleged in the SEC Order, which could result in an adverse outcome that could materially adversely affect the Company’s financial condition, results of operations or cash flows.

S-10

USE OF PROCEEDS

We estimate that the net proceeds from this offering will be approximately $4.5 million, after deducting the estimated offering expenses payable by us.

We intend to use the net proceeds from this offering for our planned data center business, working capital and other general corporate purposes.

The amounts and timing of our use of proceeds will vary depending on a number of factors, including the amount of cash generated or used by our operations, and the rate of growth, if any, of our business. As a result, we will retain broad discretion in the allocation of the net proceeds of this offering. In addition, while we have not entered into any agreements, commitments or understandings relating to any significant transaction as of the date of this prospectus supplement, we may use a portion of the net proceeds to pursue acquisitions, joint ventures and other strategic transactions.

DIVIDEND POLICY

While we have no current intention of paying dividends, should we decide in the future to do so, as a holding company, our ability to pay dividends and meet other obligations depends upon the receipt of dividends or other payments from our operating subsidiaries and other holdings and investments.

In addition, due to various restrictions under PRC laws on the distribution of dividends by WFOE, we may not be able to pay dividends to our shareholders. The Wholly-Foreign Owned Enterprise Law (1986), as amended, and The Wholly-Foreign Owned Enterprise Law Implementing Rules (1990), as amended, and the Company Law of the PRC (2006), contain the principal regulations governing dividend distributions by wholly foreign owned enterprises. Under these regulations, wholly foreign owned enterprises may pay dividends only out of their accumulated profits, if any, determined in accordance with PRC accounting standards and regulations. Additionally, such companies are required to set aside a certain amount of their accumulated profits each year, if any, to fund certain reserve funds until such time as the accumulated reserve funds reach and remain above 50% of the registered capital amount. These reserves are not distributable as cash dividends except in the event of liquidation and cannot be used for working capital purposes. Furthermore, if our subsidiaries and affiliates in China incur debt on their own in the future, the instruments governing the debt may restrict its ability to pay dividends or make other payments. If we or our subsidiaries and affiliates are unable to receive all of the revenues from our operations through the current contractual arrangements, we may be unable to pay dividends on our Common Stock.

S-11

CAPITALIZATION

The following table sets forth our capitalization as of March 31, 2026 presented on:

●	an actual basis;

●	a pro forma basis to reflect (i) a private placement closed on July 13, 2026 for gross proceeds of $2,000,000; (ii) a private placement partially closed on August 12, 2026 for gross proceeds of $30,000,000; and (iii) a registered direct offering closed on August 19, 2026 for gross proceeds of $1,800,000;

●	a pro forma as adjusted basis to reflect the issuance and sale of 600,000 shares of Common Stock at the purchase price of US$3.20 per share, assuming all Pre-Funded Warrants are exercised, and after deducting placement agent fees and expenses and estimated offering expenses payable by us.

You should read this table together with “Item 2. Management’s Discussion and Analysis of Financial Condition and Results of Operations” of our Quarterly Report on Form 10-Q for the period ended March 31, 2026, and our consolidated financial statements and notes included in the information incorporated by reference into this prospectus supplement and the accompanying prospectus.

	As of March 31, 2026
	March 31,		Pro Forma as adjusted
	Actual	Pro Forma	basis
		(unaudited)
		(in US$)
Cash	$136,439	$32,136,439	$36,686,439
Restricted cash	2,097,225	2,097,225	2,097,225

Shareholders’ Equity:
Preferred share, 2,000,000 shares authorized, no par value, no shares outstanding, actual	-
Common Stock 50,000,000,000 shares authorized, no par value; 520,964 (post-1:14-reverse split) shares outstanding, actual; 3,241,289 shares outstanding, pro forma; and 4,803,789 shares outstanding, pro forma and as adjusted basis	107,621,633	139,621,633	144,171,633
Additional paid-in capital	2,334,962	2,334,962	2,334,962
Accumulated deficits	(100,224,711)	(100,224,711)	(100,224,711)
Accumulated other comprehensive losses	(604,764)	(604,764)	(604,764)
Total Shareholders’ Equity attributable to controlling shareholders of the Company	9,127,120	41,127,120	45,677,120
Non-controlling Interest	(1,076,781)	(1,076,781)	(1,076,781)
Total Equity	8,050,339	40,050,339	44,600,339

Total capitalization	$8,050,339	$40,050,339	$44,600,339

As of the date of this prospectus supplement, there has been no material change to our capitalization as set forth above.

S-12

DILUTION

If you invest in our Common Stock, your interest will be diluted immediately to the extent of the difference between the public offering price per share and the adjusted net tangible book value per share of our Common Stock after this offering.

Our net tangible book value on March 31, 2026, was approximately $8.1 million, or $1.10 per share of Common Stock (or $15.45 per share as adjusted for the 14-for-1 reverse stock split effective on July 27, 2026). “Net tangible book value” is total assets minus the sum of liabilities and intangible assets. “Net tangible book value per share” is net tangible book value divided by the total number of shares issued and outstanding as of March 31, 2026.

After giving effect to the (i) sale of our Common Stock and warrants in a private placement closed on July 13, 2026 for gross proceeds of approximately $2,000,000, (ii) sale of our Common Stock in a private placement partially closed on August 18, 2026 for gross proceeds of approximately $30,000,000, and (iii) sale of our Common Stock in a registered direct offering closed on August 19, 2026 for gross proceeds of approximately $1,800,000; our pro forma net tangible book value as of March 31, 2026 would have been approximately $40.1 million, or $12.36 per share as adjusted for the 14-for-1 reverse stock split effective on July 7, 2026. After giving effect to the issuance of our Common Stock of approximately $4,550,000 in this offering at an offering price of $3.20 per Common Stock, and after deducting the estimated offering expenses of approximately $0.45 million payable by us in connection with this offering, our pro forma as adjusted net tangible book value as of March 31, 2026 would have been approximately $44.6 million, or approximately $9.28 per Common Stock. This represents an immediate decrease of net tangible book value of $3.08 per share to our existing shareholders and an immediate increase in net tangible book value of $6.08 per share to investors participating in this offering. The following table illustrates this increase per share to investors participating in this offering:

Offering price per Common Stock	$3.20
Net tangible book value per Common Stock as of March 31, 2026	$15.45
Decrease in net tangible book value per Common Stock attributable to existing investors	$3.08
Pro forma net tangible book value per Common Stock after giving effect to (i) and (ii) mentioned above	$12.36
Pro forma as adjusted net tangible book value per Common Stock after giving effect to this offering	$9.28

Increase per Common Stock to new investors	$6.08

The above discussion and table are based on 520,964 (post-1:14-reverse split) shares of Common Stock outstanding as of March 31, 2026.

To the extent that we grant additional options or other awards under our share incentive plan or issue additional warrants and/or Common Stock in the future, there may be further dilution.

S-13

DESCRIPTION OF OUR SECURITIES WE ARE OFFERING

We are offering 451,250 shares of Common Stock and 1,111,250 Pre-Funded Warrants to purchase up to 1,111,250 shares of Common Stock. The material terms and provisions of our Common Stock are described under the caption “Descriptions of Share Capital” beginning on page 20 of the accompanying prospectus. The following description of such Pre-Funded Warrants summarizes the material terms and provisions thereof.

Pre-Funded Warrants

The following summary of certain terms and provisions of the Pre-Funded Warrants offered hereby is not complete and is subject to, and qualified in its entirety by, the terms and provisions of the form of the Pre-Funded Warrant. Prospective investors should carefully review the terms and provisions set forth in the form of the Pre-Funded Warrant.

Exercisability. The Pre-Funded Warrants are exercisable at any time after their original issuance and at any time up to the date that is exercised in full. The Pre-Funded Warrants will be exercisable, at the option of each holder, in whole or in part by delivering to us a duly executed exercise notice and, at any time a registration statement registering the issuance of the Common Stock underlying the Pre-Funded Warrants under the Securities Act is effective and available for the issuance of such shares, by payment in full in immediately available funds for the number of Common Stock purchased upon such exercise. If a registration statement registering the issuance of the Common Stock underlying the Pre-Funded Warrants under the Securities Act is not effective or available the holder may, in its sole discretion, elect to exercise the Pre-Funded Warrant through a cashless exercise, in which case the holder would receive upon such exercise the net number of Common Stock determined according to the formula set forth in the Pre-Funded Warrant. No fractional shares will be issued in connection with the exercise of a Pre-Funded Warrant.

Exercise Limitation. A holder will not have the right to exercise any portion of the Pre-Funded Warrant if the holder (together with its affiliates) would beneficially own in excess of 4.99% of the number of Ordinary Shares outstanding immediately after giving effect to the exercise, as such percentage ownership is determined in accordance with the terms of the Warrants. However, any holder may increase such percentage to any other percentage not in excess of 9.99%, provided that any increase in such percentage shall not be effective until 61 days following notice from the holder to us.

Exercise Price and Warrant Shares. The exercise price per whole share of Common Stock purchasable upon exercise of the Pre-Funded Warrants is $0.001. Each Pre-Funded Warrant is exercisable to purchase one share of Common Stock.

Transferability. Subject to applicable laws, the Pre-Funded Warrants may be offered for sale, sold, transferred or assigned without our consent.

Exchange Listing. We do not intend to apply to list the Pre-Funded Warrants on any securities exchange or other nationally recognized trading system. Without an active trading market, the liquidity of the Pre-Funded Warrants will be limited.

Rights as a Shareholder. Except as otherwise provided in the Pre-Funded Warrants or by virtue of such holder’s ownership of our Common Stock, the holder of a Pre-Funded Warrant does not have the rights or privileges of a holder of our Common Stock, including any voting rights, until the holder exercises the Pre-Funded Warrant.

S-14

PLAN OF DISTRIBUTION

Univest Securities, LLC, which we refer to as the Placement Agent, has agreed to act as the exclusive placement agent in connection with this offering, subject to the terms and conditions of a placement agency agreement dated as of August 20, 2026.  The Placement Agent is not purchasing or selling any securities offered by this prospectus supplement, nor is it obligated to arrange the purchase or sale of any specific number or dollar amount of securities, but it has agreed to use its reasonable efforts to arrange for the sale of all of the securities offered hereby.

We have entered into a Securities Purchase Agreement with certain institutional investors on August 20, 2026 (the “SPA”). Pursuant to the SPA, we will sell to the purchasers an aggregate of 451,250 shares of Common Stock at a price of US$3.20 per share and 1,111,250 Pre-Funded Warrants to purchase 1,111,250 shares of Common Stock. The SPA contains customary representations, warranties and covenants for transactions of this type. We have also agreed to indemnify the investor against certain losses resulting from our breach of any of our representations, warranties, or covenants under agreements with the investors as well as under certain other circumstances described in the SPA.

The Placement Agent proposes to arrange for the sale of the securities we are offering pursuant to this prospectus supplement to the investor through a securities purchase agreement directly between the purchaser and us. We established the price following negotiations with the Placement Agent and prospective investors and with reference to the prevailing market price of our Common Stock, recent trends in such price, our current and future financial performance and other factors. We anticipate that the sale of the securities will be completed on the date indicated on the cover page of this prospectus supplement, subject to customary closing conditions. On the closing date, the following will occur:

●	We will receive funds in the amount of the aggregate purchase price;

●	The Placement Agent will receive the placement agent fees; and

●	We will deliver the securities to the investor.

State Blue Sky Information

We have not applied to register our securities to retail customers in any state. Accordingly, you may purchase our securities in this offering only if you are an institutional investor. The definition of an “institutional investor” varies from state to state but generally includes financial institutions, broker-dealers, banks, insurance companies and other qualified entities.

Placement Agent Fees

We have agreed to pay the Placement Agent upon the closing of this offering a cash fee equal to 7.0% of the gross proceeds of the aggregate amount of securities sold in the offering.

We have agreed to indemnify the Placement Agent and certain other persons against certain liabilities, including liabilities under the Securities Act of 1933, as amended. We also have agreed to contribute to payments the Placement Agent may be required to make in respect of such liabilities.

The following table shows per share and total cash placement agent’s fees we will pay to the Placement Agent in connection with the sale of the Common Stock pursuant to this prospectus supplement and the accompanying prospectus assuming the purchase of all of the securities offered hereby:

	Per Share or Pre-Funded Warrant		Total
Offering price	US$	3.20	US$	5,000,000
Placement Agent’s Fees (1)	US$	0.224	US$	350,000
Proceeds to us (before expenses)	US$	2.976	US$	4,650,000

(1)	We have agreed to pay the Placement Agent a cash fee equal to 7.0% of the aggregate gross proceeds of this offering.

(2)	We have agreed to pay all expenses relating to the placement, which includes up to $70,000 for reasonable legal fees and disbursements for Placement Agent’s counsel.

After deducting fees due to the Placement Agent and our estimated offering expenses, we expect the net proceeds from this offering to be approximately US$4.5 million.

S-15

Company Standstill

Under the SPA, until thirty (30) days following the Closing Date, neither our company nor any subsidiary shall (i) issue, enter into any agreement to issue or announce the issuance or proposed issuance of any Common Stock, or Common Stock equivalents or (ii) file any registration statement or amendment or supplement thereto, subject to certain exceptions set forth therein. Until thirty (30) days following the Closing Date, the Company is prohibited from effecting or entering into an agreement to effect any issuance by the Company or any of its Subsidiaries of Common Stock or Common Stock Equivalents (or a combination of units thereof) involving a Variable Rate Transaction, as defined in the SPA.

Relationships

The Placement Agent and its affiliates may provide from time to time in the future certain commercial banking, financial advisory, investment banking and other services for us in the ordinary course of their business, for which they may receive customary fees and commissions. In addition, from time to time, the Placement Agent and its affiliates may effect transactions for their own account or the account of customers, and hold on behalf of themselves or their customers, long or short positions in our debt or equity securities or loans, and may do so in the future. However, except as disclosed in this prospectus supplement and certain placement agency agreement entered into between the Company and the Placement Agent, dated August 18, 2026, we have no present arrangements with the Placement Agent for any further services.

Right of First Refusal

For a period of six (6) months from the closing of the offering, we have granted the Placement Agent the right of first refusal to act as to act as sole managing underwriter and sole book runner, sole placement agent, or sole sales agent, for any and all such future public or private equity, equity-linked or debt (excluding commercial bank debt) offerings for which the Company retains the service of an underwriter, agent, advisor, finder or other person or entity in connection with such offering during such six (6) months period.

Delivery of the Common Stock

Delivery of the securities issued and sold in this offering will occur on August 21, 2026, subject to the satisfaction of customary closing conditions.

Transfer Agent and Registrar

The transfer agent and registrar for our Common Stock is Transhare Corporation located at 17755 US Highway 19 N Ste 140, Clearwater, FL 33764. Our transfer agent’s phone number is 303-662-1112.

Listing

Our Common Stock is listed on the NASDAQ Capital Market under the trading symbol “SGLY.”

S-16

Regulation M

The Placement Agent may be deemed to be an underwriter within the meaning of Section 2(a)(11) of the Securities Act, and any commissions received by it and any profit realized on the resale of the securities sold by it while acting as principal might be deemed to be underwriting discounts or commissions under the Securities Act. As an underwriter, the Placement Agent would be required to comply with the requirements of the Securities Act and the Exchange Act, including, without limitation, Rule 415(a)(4) under the Securities Act and Rule 10b-5 and Regulation M under the Exchange Act. These rules and regulations may limit the timing of purchases and sales of our securities by the Placement Agent acting as principal. Under these rules and regulations, the Placement Agent:

●	may not engage in any stabilization activity in connection with our securities; and

●	may not bid for or purchase any of our securities or attempt to induce any person to purchase any of our securities, other than as permitted under the Exchange Act, until it has completed its participation in the distribution.

LEGAL MATTERS

Certain legal matters governed by the laws of the State of Virginia with respect to the validity of the offered securities will be opined upon for us by Dickinson Wright PLLC.

EXPERTS

The audited financial statements incorporated in this prospectus supplement by reference to the Annual Report on Form 10-K for the years ended June 30, 2025 and 2024 have been so incorporated in reliance on the reports of Audit Alliance LLP, the Company’s independent registered public accounting firm, and its authority as experts in accounting and auditing.

S-17

INFORMATION INCORPORATED BY REFERENCE

The SEC allows us to “incorporate by reference” into this prospectus the information we file with the SEC. This means that we can disclose important information to you by referring you to those documents. Any statement contained in a document incorporated by reference in this prospectus shall be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained herein, or in any subsequently filed document, which also is incorporated by reference herein, modifies or supersedes such earlier statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus.

We hereby incorporate by reference into this prospectus supplement the following documents that we have filed with the SEC under the Exchange Act:

●	the Company’s Annual Report on Form 10-K for the fiscal year ended June 30, 2025, filed with the SEC on October 14, 2025;

●	the Company’s Quarterly Reports on Form 10-Q for the quarter ended September 30, 2025, filed with the SEC on November 14, 2025, for the quarter ended December 31, 2025, filed with the SEC on February 13, 2026, and for the quarter ended March 31, 2026, filed with the SEC on May 14, 2026.

●	the Company’s Amendment No.1 to the Quarterly Report on Form 10-Q for the quarter ended December 31, 2025, filed with the SEC on March 9, 2026; and

●	the Company’s Current Reports on Form 8-K, filed with the SEC on May 20, 2026, July 1, 2026, July 13, 2026, July 23, 2026, August 13, 2026, August 17, 2026 and August 18, 2026.

●	the Company’s Proxy Statement on Schedule 14A filed with the SEC on May 29, 2026, June 9, 2026, and August 17, 2026.

●	the description of the common stock, without par value per share, contained in our registration statement on Form 8-A filed with the SEC on April 16, 2008 (File Number 001-34024) pursuant to Section 12(b) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), which incorporates by reference the description of the common stock, without par value per share, contained in the registration statement on Form SB-2 filed with the SEC on January 11, 2008 (File Number 333-148611), and declared effective by the SEC on April 18, 2008, and any amendment or report filed with the SEC for purposes of updating such description; and the Current Report on Form 8-K filed with the SEC on July 6, 2020, February 14, 2024 and July 13, 2026 to effect the reverse stock splits

We also incorporate by reference all additional documents that we file with the SEC pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act that are filed after the filing date of the registration statement of which this prospectus supplement is a part and prior to effectiveness of that registration statement. We are not, however, incorporating, in each case, any documents or information that we are deemed to “furnish” and not file in accordance with SEC rules.

Upon request, we will provide, without charge, to each person who receives this prospectus supplement, a copy of any or all of the documents incorporated by reference (other than exhibits to the documents that are not specifically incorporated by reference in the documents). Please direct written or oral requests for copies to us at 48 Wall Street, Suite 1100, New York, NY 10005.

You should rely only on the information incorporated by reference or provided in this prospectus supplement or the accompanying prospectus. We have not authorized anyone else to provide you with different information. You should not assume that the information in this prospectus supplement or the accompanying prospectus is accurate as of any date other than the date on the front page of those documents.

S-18

WHERE YOU CAN FIND MORE INFORMATION

As permitted by SEC rules, this prospectus omits certain information and exhibits that are included in the registration statement of which this prospectus forms a part. Since this prospectus may not contain all of the information that you may find important, you should review the full text of these documents. If we have filed a contract, agreement or other document as an exhibit to the registration statement of which this prospectus forms a part, you should read the exhibit for a more complete understanding of the document or matter involved. Each statement in this prospectus, including statements incorporated by reference as discussed above, regarding a contract, agreement or other document is qualified in its entirety by reference to the actual document.

We are subject to the information reporting requirements of the Exchange Act that are applicable to foreign private issuers, and, in accordance with these requirements, we file annual and current reports and other information with the SEC. You may inspect, read (without charge) and copy the reports and other information we file with the SEC at the SEC’s Public Reference Room located at 100 F Street, N.E., Washington, D.C. 20549. You may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. The SEC also maintains an internet website at www.sec.gov that contains our filed reports and other information that we file electronically with the SEC.

We maintain a corporate website at www.singularity.us. Information contained on, or that can be accessed through, our website does not constitute a part of this prospectus.

ENFORCEABILITY OF CIVIL LIABILITIES UNDER UNITED STATES FEDERAL SECURITIES LAWS AND OTHER MATTERS

Although we are incorporated as a stock corporation under the laws of Virginia, some of our directors and officers reside outside the United States, and a substantial portion of their assets and our assets are or may be located in jurisdictions outside the United States. Therefore, it may be difficult for investors to effect service of process within the United States upon our non-U.S. directors and officers or to recover against our company, or our non-U.S. directors and officers on judgments of U.S. courts, including judgments predicated upon the civil liability provisions of the U.S. federal securities laws. However, we may be served with process in the United States with respect to actions against us arising out of or in connection with violations of U.S. federal securities laws relating to transactions covered by this prospectus supplement.

INDEMNIFICATION FOR SECURITIES ACT LIABILITIES

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers and controlling persons pursuant to the foregoing provisions, or otherwise, we have been informed that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

S-19

PROSPECTUS

$200,000,000

SINGULARITY FUTURE TECHNOLOGY LTD.

Common Stock

Preferred Stock

Share Purchase Contracts

Share Purchase Units

Debt Securities

Warrants

Rights

Units

We may offer and sell, from time to time in one or more offerings, any combination of debt securities, shares of common stock, preferred stock, warrants, rights, share purchase contracts, share purchase units or units having an aggregate initial offering price not exceeding $200,000,000 (or its equivalent in foreign or composite currencies) on terms to be determined at the time of offering.

We will provide the specific terms of these securities in supplements to this prospectus. The prospectus supplement may also add, update or change information in this prospectus. Before you invest, we urge you to read carefully this prospectus and any prospectus supplement, as well as the documents incorporated by reference or deemed to be incorporated by reference into this prospectus.

We may sell these securities directly, through agents, dealers or underwriters as designated from time to time, or through a combination of these methods. See “Plan of Distribution” in this prospectus. We reserve the sole right to accept, and together with our agents, dealers and underwriters reserve the right to reject, in whole or in part any proposed purchase of securities to be made directly or through agents, underwriters or dealers. If our agents or any dealers or underwriters are involved in the sale of the securities, the applicable prospectus supplement will set forth the names and the nature of our arrangements with them, including any applicable commissions or discounts.

The mailing address of our principal executive offices is 98 Cutter Mill Road, Suite 322, Great Neck, NY11021, and our telephone number is (718) 888-1814. Our common stock quoted on the NASDAQ Capital Market under the symbol “SGLY.” On September 4, 2024, the closing price per share of our common stock was $6.73. Each prospectus supplement will indicate if the securities offered thereby will be listed on the NASDAQ Capital Market or any other securities exchange. Other than our common stock, there is no market for the securities that we may offer. The aggregate market value of our outstanding common stock held by non-affiliates is approximately $23.86 million, based on 3,503,492 shares of outstanding common stock, of which 3,503,492 shares are held by non-affiliates, and a per share price of $6.81 based on the closing sale price of our common stock as reported by the NASDAQ Capital Market on September 3, 2024.

This prospectus may not be used to offer or sell our securities unless accompanied by a prospectus supplement. The information contained or incorporated in this prospectus or in any prospectus supplement is accurate only as of the date of this prospectus, or such prospectus supplement, as applicable, regardless of the time of delivery of this prospectus or any sale of our securities.

Investing in our securities being offered pursuant to this prospectus involves a high degree of risk. You should carefully read and consider the risk factors beginning on page 4 of this prospectus, as well as those included in the periodic and other reports we file with the Securities and Exchange Commission before you make your investment decision.

Neither the Securities and Exchange Commission, any United States state securities commission, nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is September 9, 2024

You should rely only on the information contained or incorporated by reference in this prospectus or any prospectus supplement. We have not authorized any person to provide you with different or additional information. If anyone provides you with different or inconsistent information, you should not rely on it. This prospectus is not an offer to sell securities, and it is not soliciting an offer to buy securities in any jurisdiction where the offer or sale is not permitted. You should assume that the information appearing in this prospectus or any prospectus supplement, as well as information we have previously filed with the SEC and incorporated by reference, is accurate as of the date on the front of those documents only. Our business, financial condition, results of operations and prospects may have changed since those dates.

i

Prospectus Summary

This prospectus is part of a registration statement that we filed with the Securities and Exchange Commission (SEC) using a “shelf” registration process. Under this shelf registration process, we may offer from time to time, in one or more offerings, up to a total amount of $200,000,000. This prospectus provides you with a general description of the securities that may be offered. Each time we offer securities under this shelf registration statement, we will provide you with a prospectus supplement that describes the specific amounts, prices and terms of the securities being offered. The prospectus supplement also may add, update or change information contained in this prospectus. You should read carefully both this prospectus and any prospectus supplement together with additional information described below under the caption “Where You Can Find More Information,” before making an investment decision. We have incorporated exhibits into this registration statement. You should read the exhibits carefully for provisions that may be important to you.

You should rely only on the information contained or incorporated by reference in this prospectus or any prospectus supplement. We have not authorized any person to provide you with different or additional information. If anyone provides you with different or inconsistent information, you should not rely on it. This prospectus is not an offer to sell securities, and it is not soliciting an offer to buy securities in any jurisdiction where the offer or sale is not permitted. You should assume that the information appearing in this prospectus or any prospectus supplement, as well as information we have previously filed with the SEC and incorporated by reference, is accurate as of the date on the front of those documents only. Our business, financial condition, results of operations and prospects may have changed since those dates.

We may sell securities through underwriters or dealers, through agents, directly to purchasers or through a combination of these methods. We and our agents reserve the sole right to accept or reject, in whole or in part, any proposed purchase of securities. The prospectus supplement, which we will provide to you each time we offer securities, will set forth the names of any underwriters, agents or others involved in the sale of securities and any applicable fee, commission or discount arrangements with them. See the information described below under the heading “Plan of Distribution.”

Except where the context otherwise requires and for purposes of this prospectus only:

●	“we,” “us,” “our” and “our company” refer to Singularity Future Technology Ltd. and, except where the context otherwise requires, its affiliates and subsidiaries;

●	“Shares” and “common stock” refer to our common stock, without par value per share.

●	“China” and “PRC” refer to the People’s Republic of China.

●	all references to “RMB” and “¥” are to the legal currency of China and all references to “USD,” “U.S. dollars,” “dollars” and “$” are to the legal currency of the United States.

Our Company

We are a global logistics integrated solution provider that was founded in the United States in 2001. On September 18, 2007, the Company merged into a new corporation, Sino-Global Shipping America, Ltd. in Virginia. On January 3, 2022, the Company changed its corporate name to Singularity Future Technology Ltd. to reflect its expanded operations into the digital assets business. Currently, we primarily focus on providing freight logistics services, which mainly include shipping, warehouse services and other logistical support to steel companies .

In 2017, we began exploring new opportunities to expand our business and generate more revenue. These opportunities ranged from complementary businesses to other new service and product initiatives. In the fiscal year 2022, while we continued to provide our traditional freight logistics business, we expanded our services to include warehousing services provided by our U.S. subsidiary Brilliant Warehouse Service Inc.

We are currently engaged in providing freight logistics services including warehouse services, which are operated by our subsidiaries Trans Pacific Shipping Limited and Ningbo Saimeinuo Web Technology Ltd. in China and Gorgeous Trading Ltd. and Brilliant Warehouse Service Inc in the United States. Our range of services include transportation, warehouse, collection, last-mile delivery, drop shipping, customs clearance, and overseas transit delivery.

As a holding company with no material operations, conduct substantially all of our operations through subsidiaries established in the United States, the People’s Republic of China, or the PRC or China and Hong Kong. However, neither the holding company nor any of the Company’s Chinese subsidiaries conduct any operations through contractual arrangements with a variable interest entity based in China. Investors in our common stock should be aware that they may never directly hold equity interests in the PRC operating entities, but rather equity interests solely in Singularity, our Virginia holding company. Furthermore, shareholders may face difficulties enforcing their legal rights under United States securities laws against our directors and officers who are located outside of the United States.

Company Structure and Function

Our corporate structure  is as set forth below:

*	Unless otherwise indicated in the diagram, all the subsidiaries of the Company are wholly owned.

Our principal executive offices are located at 98 Cutter Mill Road, Suite 322, Great Neck, NY11021. Our telephone number at this address is (718) 888-1814. Our common stock is traded on the NASDAQ Capital Market under the symbol “SGLY.”

Our Internet website, https://www.singularity.us/, provides a variety of information about our Company. We do not incorporate by reference into this prospectus the information on, or accessible through, our website, and you should not consider it as part of this prospectus.

Recent Developments

Reverse Stock Split

On February 9, 2024, the Company effectuated a 1-for-10 reverse stock split of its common stock. Beginning on February 12, 2024, the Company’s common stock trades on The Nasdaq Stock Market on a split adjusted basis. Upon effectiveness of the reverse stock split, every 10 shares of the Company’s issued and outstanding common stock were automatically converted into one share of common stock. No fractional shares were issued. Instead, any fractional shares that would have resulted from the split was rounded up to the next whole number. Trading in the common stock continues on the Nasdaq Stock Market under the symbol “SGLY”. The new CUSIP number for the common stock following the reverse stock split is 82935V 307. The reverse stock split was intended to increase the per share trading price of the Company’s common stock to satisfy the $1.00 minimum bid price requirement for continued listing of the common stock on the NASDAQ Stock Market. The reverse stock split did not affect the number of total authorized shares of common stock of the Company.

Nasdaq Listing Deficiencies

On January 3, 2024, the Company received a Staff determination notice from Nasdaq notifying the Company of the Staff’s determination to delist the Company’s securities from Nasdaq because of the Company’s failure to regain compliance with the $1 per share minimum bid price requirement required for continued listing on the Nasdaq as set forth in Listing Rule 5550(a)(2). Pursuant to the Nasdaq letter, unless the Company requested an appeal of the determination notice, trading of the Company’s common stock would be suspended at the opening of business on January 12, 2024. The Company appealed the delisting determination to a Hearings Panel, and hearing was scheduled to be held on March 28, 2024. The Company’s common stock would continue to be listed for trading pending the Hearing Panel’s decision. As discussed in “Prospectus Summary - Recent Developments – Reverse Stock Split,” the Company effectuated a 1-for-10 reverse stock split of its common stock on February 9, 2024. Beginning on February 12, 2024, the Company’s Common Stock trades on The Nasdaq Stock Market on a split adjusted basis.

On March 12, 2024, the Company received a formal notification from the Nasdaq Stock Market LLC confirming that the Company had regained compliance with bid price requirement required for continued listing on the Nasdaq as set forth in Listing Rule 5550(a)(2). Consequently, the scheduled hearing before the Hearings Panel on March 28, 2024 had been cancelled.

Receipt of SEC Subpoena

As previously disclosed, on February 28, 2023 , the audit committee of the Company, after discussion with the management of the Company, and in consultation with the Company’s independent registered public accounting firm, concluded that the Company’s previously issued financial statements for the fiscal year ended June 30, 2021 included in the Company’s Annual Report on Form 10-K filed with the Securities and Exchange Commission (the “SEC”) on November 29, 2021 (the “2021 Form 10-K”) should no longer be relied upon as a result of incorrect accounting treatment of approximately $4.6 million of related party loan receivable. The audit committee also concluded that the financial statements for the quarters ended September 30, 2021 and December 31, 2021 included in the Company’s Quarterly Reports on Form 10-Q (the “2021 Form 10-Qs,” collectively with the 2021 Form 10-K, the “Affected Reports”), filed with the SEC on November 12, 2021 and February 14, 2022, respectively, should no longer be relied upon as a result of incorrect recognition of revenue from freight shipping services in the amount of $980,200 for the three months ended September 30, 2021 and six months ended December 31, 2021. The Company corrected the errors referenced above in an amendment to (1) the 2021 Form 10-K (the “Amended Form 10-K”) and (2) each of the 2021 Form 10-Qs (the “Amended Form 10-Qs,” collectively with the Amended Form 10-K, the “Restatements”).

On June 17, 2024, the Company received a subpoena from the Securities and Exchange Commission (the “SEC”) requesting the production of certain documents related to an investigation by the SEC regarding the Restatements (the “Investigation”). Because the Investigation is at an early stage, the Company cannot predict its outcome, duration, or any potential consequences at this time. The SEC has not advised the Company that it has concluded any legal violation has occurred, but any Investigation potentially could result in government enforcement actions and, to civil and/or criminal sanctions under relevant laws. The Company intends to cooperate with the SEC with respect to the Investigation.

Entry into Joint Venture

On August 22, 2024, New Energy Tech Ltd., (“New Energy”) a New York corporation and wholly owned subsidiary of the Company, entered into a certain joint venture agreement (the “JV Agreement”) with Market One Service Corp., a corporation organized under the laws of Wyoming, (“Market One”). Pursuant to the JV Agreement, among other things and subject to the terms and conditions contained therein, New Energy and Market One agreed to establish a limited company under the laws of Ohio, SG Campbells Creek Commodities (the “JV”) to engage in the business of commodity trading (the “New Business”). The parties plan to also potentially expand the New Business to include the sale of solar panels in the future.

General Description of the Securities We May Offer

We may offer shares of our common stock, preferred stock, share purchase contracts, share purchase units, debt securities, warrants, rights or units, with a total value of up to $200,000,000 from time to time under this prospectus at prices and on terms to be determined by our board of directors and based on market conditions at the time of any offering. This prospectus provides you with a general description of the securities we may offer. Each time we offer a type or series of securities under this prospectus, we will provide a prospectus supplement that will describe the specific amounts, prices and other important terms of the securities, including, to the extent applicable:

●	Designation or classification;

●	Aggregate offering price;

●	Rates and times of payment of dividends, if any;

●	Redemption, conversion, exercise and exchange terms, if any;

●	Restrictive covenants, if any;

●	Voting or other rights, if any;

●	Conversion prices, if any; and

●	Material U.S. federal income tax considerations.

The prospectus supplement and any related free writing prospectus that we may authorize to be provided to you may also add, update or change information contained in this prospectus or in documents we have incorporated by reference. However, no prospectus supplement or free writing prospectus will offer a security that is not registered and described in this prospectus at the time of the effectiveness of the registration statement of which this prospectus is a part.

Risk Factors

Before making an investment decision, you should carefully consider the risks described under “Risk Factors” in the applicable prospectus supplement and (to the extent we are required or elect to discuss risk factors in such filings) in our most recent Annual Report on Form 10-K, and in our updates to those risk factors in our Quarterly Reports on Form 10-Q, together with all of the other information appearing in this prospectus or incorporated by reference into this prospectus and any applicable prospectus supplement, in light of your particular investment objectives and financial circumstances. Please see “Where You Can Find More Information” on how you can view our SEC reports and other filings. Our business, financial condition or results of operations could be materially adversely affected by any of these risks. The trading price of our securities could decline due to any of these risks, and you may lose all or part of your investment.

Risks Related to Our Business

We are, and may continue to be, subject to litigation including individual and class action lawsuits, as well as investigations and enforcement actions by regulators and governmental authorities. These matters are often expensive and time consuming, and, if resolved adversely, could harm our business, financial condition, and operating results.

We are, and from time to time may become, subject to litigation and various legal proceedings, including litigation and proceedings related to stockholder derivative suits, class action lawsuits and other matters, that involve claims for substantial amounts of money or for other relief or that might necessitate changes to our business or operations. In addition to this, we have been, currently are, and may from time to time become subject to, government and regulatory investigations, inquiries, actions or requests, other proceedings and enforcement actions alleging violations of laws, rules, and regulations, both foreign and domestic. The defense of these actions may be both time consuming and expensive. We evaluate these litigation claims and legal proceedings to assess the likelihood of unfavorable outcomes and to estimate, if possible, the monetary amount of potential losses. Based on these assessments and estimates, we may establish reserves and/or disclose the relevant litigation claims or legal proceedings, as and when required or appropriate. These assessments and estimates are based on information available to management at the time of such assessment or estimation and involve a significant amount of judgment. As a result, actual outcomes or losses could differ materially from those envisioned by our current assessments and estimates. Our failure to successfully defend or settle any of these litigations or legal proceedings could result in liability that, to the extent not covered by our insurance, could have an adverse effect on our business, financial condition and results of operations.

The scope, determination, and impact of claims, lawsuits, government and regulatory investigations, enforcement actions, disputes, and proceedings to which we are subject cannot be predicted with certainty, and may result in:

●	substantial payments to satisfy judgments, fines, or penalties;

●	substantial outside counsel, advisor, and consultant fees and costs;

●	substantial administrative costs, including arbitration fees;

●	loss of productivity and high demands on employee time;

●	criminal sanctions or consent decrees;

●	termination of certain employees, including members of our executive team;

●	barring of certain employees from participating in our business in whole or in part;

●	orders that restrict our business or prevent us from offering certain products or services;

●	changes to our business model and practices

●	delays to planned transactions, service launches or improvements; and

●	damage to our brand and reputation.

We are, and may continue to be, subject to securities litigation, which is expensive and could divert management attention, cause harm to our reputation and result in significant damages for which we could be responsible.

We are subject to securities class action litigation, which is expensive, could divert our management’s attention, harm our reputation, and leave us liable for substantial damages. For example, on December 9, 2022, Piero Crivellaro, purportedly on behalf of the persons or entities who purchased or acquired publicly traded securities of the Company between February 2021 and November 2022, filed a putative class action against the Company, certain of our officers and directors, and other defendants in the United States District Court for the Eastern District of New York, alleging violations of federal securities laws related to alleged false or misleading disclosures made by the Company in its public filings. The plaintiff seeks unspecified damages, plus interest, costs, fees, and attorneys’ fees. As this action is still in the early stage, the Company cannot predict the outcome, and certain of our officers in the U.S. District Court for the Eastern District of New York.

Litigation of this type could result in substantial costs and diversion of management’s attention and resources, which could adversely impact our business. Any adverse determination in litigation could also subject us to significant liabilities.

We are responsible for the indemnification of our officers and directors.

Should our officers and/or directors require us to contribute to their defense, we may be required to spend significant amounts of our capital. Our Certificate of Incorporation and bylaws also provide for the indemnification of our directors, officers, employees, and agents, under certain circumstances, against attorney’s fees and other expenses incurred by them in any litigation to which they become a party arising from their association with or activities on behalf of our company. This indemnification policy could result in substantial expenditures, which we may be unable to recoup. If these expenditures are significant or involve issues which result in significant liability for our key personnel, we may be unable to continue operating as a going concern.

We depend on a limited number of major customers who are able to exert a high degree of influence over us and the loss of a major customer could adversely impact our business.

For the years ended June 30, 2023 and 2022, one customer, Chongqing Iron & Steel Ltd., accounted for 52.7% and 60.8% of our revenues, respectively. There can be no assurance that our major customer will continue to purchase our services in the same amount that it has in the past. The loss of our major customer or a material reduction in sales to a major customer could have a material adverse effect on our sales and results of operations. Additionally, given the high concentration of our customer base, a default by or a significant reduction in future transactions with our major customer could materially reduce our revenues, profitability, liquidity and growth prospects.

We depend on a limited number of suppliers who are able to exert a high degree of influence over us and the loss of our major suppliers could adversely impact our business.

For the year ended June 30, 2023, two suppliers accounted for approximately 19.6% and 19.5% of our total purchases, respectively. For the year ended June 30, 2022, two suppliers accounted for approximately 26.3% and 24.1% of our total purchases, respectively. There can be no assurance that our major suppliers will continue to supply us with the materials or services required to operate our business in the same amount that they have in the past. The loss of our major suppliers or a material reduction in the materials or services they provide to us could have a material adverse effect on our business and results of operations.

The restatement of our prior financial statements may affect investor confidence and raise reputational issues and may subject us to additional risks and uncertainties, including increased professional costs and the increased possibility of legal proceedings and regulatory inquiries.

As discussed in our Current Form on Form 8-K filed on February 28, 2023, as amended by Amendment No. 1 filed on March 6, 2023, we determined to restate our financial statements as of and for the year ended June 30, 2021, three and six months ended September 30, 2021 and three and nine months ended December 31, 2021 after we identified errors related to, incorrect accounting treatment of related party loan receivable, incorrect recognition of revenue from freight shipping services and incorrect accounting treatment of recovery (provision) for doubtful accounts. As a result of these errors and the resulting restatements of our financial statements for the impacted periods, we have incurred, and may continue to incur, unanticipated costs for accounting and legal fees in connection with or related to the restatements, and have become subject to a number of additional risks and uncertainties, including the increased possibility of litigation and regulatory inquiries. Any of the foregoing may affect investor confidence in the accuracy of our financial disclosures and may raise reputational risks for our business, both of which could harm our business and financial results.

We have identified material weaknesses in our internal control over financial reporting and have determined to restate our previously issued financial statements. If our remediation of these material weaknesses is not effective, or if we fail to develop and maintain an effective system of disclosure controls and internal control over financial reporting, our ability to produce timely and accurate financial statements or comply with applicable laws and regulations could be impaired. In addition, the presence of material weaknesses increases the risk of a material misstatement of our consolidated financial statements.

As a public company, we are required, pursuant to Section 404(a) of the Sarbanes-Oxley Act, to furnish a report by management on, among other things, the effectiveness of our internal control over financial reporting in our Annual Report on Form 10-K. Effective internal control over financial reporting is necessary for reliable financial reports and, together with adequate disclosure controls and procedures, such internal controls are designed to prevent fraud. Any failure to implement required new or improved controls, or difficulties encountered in their implementation, could cause our Company to fail to meet our reporting obligations. Ineffective internal controls could also cause investors to lose confidence in reported financial information, which could have a negative effect on the trading price of our common stock.

Our management’s assessment must include disclosure of any material weaknesses identified by management in our internal control over financial reporting. Our management’s assessment could detect problems with internal controls. Undetected material weaknesses in internal controls could lead to financial statement restatements and require our Company to incur the expense of remediation.

A material weakness is a deficiency or combination of deficiencies in a company’s internal control over financial reporting such that there is a reasonable possibility that a material misstatement of its consolidated financial statements would not be prevented or detected on a timely basis. This deficiency could result in additional misstatements to its consolidated financial statements that would be material and would not be prevented or detected on a timely basis.

Under the supervision and with the participation of our management, we conducted an assessment of the effectiveness of our disclosure controls and procedures as of June 30, 2023. Based on the foregoing evaluation, our Chief Operating Officer concluded that the Company’s disclosure controls and procedures were not effective due to ineffective internal controls over financial reporting that stemmed from the following material weaknesses for the year ended and as of June 30, 2023:

●	Lack of segregation of duties for accounting personnel who prepared and reviewed the journal entries in some of the subsidiaries within the consolidation, lack of supervision, coordination and communication of financial information between different entities within the Group;

●	Lack of a full time U.S. GAAP personnel in the accounting department to monitor the recording of the transactions which led to error in revenue recognition in previously issued financial statements;

●	Lack of resources with technical competency to address, review and record non-routine or complex transactions under U.S. GAAP;

●	Lack of management control reviews of the budget against actual with analysis of the variance with a precision that can be explained through the analysis of the accounts;

●	Lack of proper procedures in identifying and recording related party transactions which led to restatement of previously issued financial statements (See Note 1 of the accompanying consolidated financial statement footnotes);

●	Lack of proper procedures to maintain supporting documents for accounting record; and

●	Lack of proper oversight for the Company’s cash disbursement process that led to misuse of the Company funds by its former executive.

In order to remediate the material weaknesses stated above, we intend to implement the following policies and procedures:

●	Hiring additional accounting staff to report the internal financial timely;

●	Reporting other material and non-routine transactions to the Board and obtain proper approval;

●	Recruiting additional qualified professionals with appropriate levels of U.S. GAAP knowledge and experience to assist in resolving accounting issues in non-routine or complex transactions;

●	Developing and conducting U.S. GAAP knowledge, SEC reporting and internal control training to senior executives, management personnel, accounting departments and the IT staff, so that management and key personnel understand the requirements and elements of internal control over financial reporting mandated by the U.S. securities laws;

●	Setting up budgets and developing expectations based on understanding of the business operations, compare the actual results with the expectations periodically and document the reasons for the fluctuations with further analysis. This should be done by CFO and reviewed by CEO upon their communications with the Board;

●	Strengthening our corporate governance;

●	Setting up policies and procedures for the Company’s related party identification to properly identify, record and disclose related party transactions; and

●	Setting up proper procedures for the Company’s fund disbursement process to ensure that cash is disbursed only upon proper authorization, for valid business purposes, and that all disbursements are properly recorded.

We cannot provide assurance that these or other measures will fully remediate our material weaknesses in a timely manner. If our remediation of these material weaknesses is not effective, it may cause our Company to become subject to investigation or sanctions by the SEC. It may also adversely affect investor confidence in our Company and, as a result, the value of our common stock. There can be no assurance that all existing material weaknesses have been identified, or that additional material weaknesses will not be identified in the future. In addition, if we are unable to continue to meet our financial reporting obligations, we may not be able to remain listed on Nasdaq.

Our ability to maintain compliance with Nasdaq continued listing requirements, including whether we are able to maintain the closing bid price of our common stock, could result in the delisting of our common stock.

Our common stock is currently listed on The Nasdaq Capital Market (“Nasdaq”). To maintain this listing, we must satisfy minimum financial and other requirements.

On May 24, 2022, the Company received a delinquency notice from Nasdaq indicating that the Company was not in compliance with Nasdaq Listing Rule 5250(c)(1) due to its delay in filing its Quarterly Report on Form 10-Q for the quarter ended March 31, 2022. The Company was provided 60 days to submit a plan to regain compliance. On July 25, 2022 and September 14, 2022, the Company submitted its Compliance Plan. Based on the review of the Compliance Plan as well as telephone conversations with outside counsel to the Company and counsel to the Company’s Special Committee, the Staff has determined that the Company did not provide a definitive plan evidencing its ability to file the Reports within the 180 calendar day period available to the Staff under the Nasdaq Listing Rules.

On November 16, 2022, the Company received an additional staff determination notice from Nasdaq, advising that it had not received the Company’s Form 10-Q for the quarterly period ended September 30, 2022, which served as an additional basis for delisting the Company’s securities and that the Panel will consider the additional deficiency in rendering a determination regarding the Company’s continued listing on Nasdaq. The Company has submitted to the Panel a plan to regain compliance with the continued listing requirements, including the filing of the Form 10-Q for the quarterly period ended September 30, 2022.

On January 5, 2023, the Company received a deficiency notice from Nasdaq informing the Company that its common stock, no par value, fails to comply with the $1 minimum bid price required for continued listing on The Nasdaq Capital Market under Nasdaq Listing Rule 5550(a)(2) based upon the closing bid price of the common stock for the 30 consecutive business days prior to the date of the notice from Nasdaq. The Company has been provided an initial compliance period of 180 calendar days, or until July 5, 2023, to regain compliance with the minimum bid price requirement.

On February 21, 2023, the Company received an additional staff determination notice from Nasdaq, advising that it had not received the Company’s Form 10-Q for the quarterly period ended December 31, 2022, which served as an additional basis for delisting the Company’s securities. The notice stated that the Panel will consider the additional deficiency in rendering a determination regarding the Company’s continued listing on Nasdaq. The Company has submitted to the Panel a plan to regain compliance with the continued listing requirements and has been granted a grace period to file all the delinquent reports, including the filing of the Form 10-Q for the quarterly period ended December 31, 2022, on or before February 28, 2023.

On March 8, 2023, the Company received a notice from Nasdaq Listing Qualifications department of Nasdaq stating that the Company no longer complies with Nasdaq’s audit committee requirement under Nasdaq’s Listing Rule 5605 following the resignation of John Levy from the Company’s board of directors and audit committee effective February 23, 2023. Nasdaq advised the Company that in accordance with Nasdaq’s Listing Rule 5605(c)(4), the Company has a cure period to regain compliance (i) until the earlier of the Company’s next annual shareholders’ meeting or February 23, 2024; or (ii) if the next annual shareholders’ meeting is held before August 22, 2023, then the Company must evidence compliance no later than August 22, 2023.

On March 16, 2023, the Company received a formal notification from Nasdaq confirming that the Company had regained compliance with the Nasdaq Listing Rule 5250(c)(1), which requires the Company to timely file all required periodic financial reports with the Securities and Exchange Commission, and that the matter is now closed.

On July 7, 2023, the Company received an Notice of Noncompliance Letter (the “Letter”) from Nasdaq stating that the Company was not in compliance with Nasdaq Listing Rules due to its failure to timely hold an annual meeting of shareholders for the fiscal year ended June 30, 2022, which is required to be held within twelve months of the Company’s fiscal year end under Nasdaq Listing Rule 5620(a) and 5810(c)(2)(G). The Letter also states that the Company has 45 calendar days to submit a plan to regain compliance (the “Plan”) and if Nasdaq accepts the Plan, it can grant the Company an exception of up to 180 calendar days from the fiscal year end, or until December 27, 2023, to regain compliance. Nasdaq requires the Plan to be submitted no later than August 21, 2023.

On July 13, 2023, the Company received a notice from Nasdaq stating that the Company no longer complies with Nasdaq’s independent director and audit committee requirements under Nasdaq’s Listing Rule 5605 following the resignation of Tieliang Liu from the Company’s board of directors and audit committee effective July 3, 2023. Nasdaq advised the Company that in accordance with Nasdaq’s Listing Rule 5605(c)(4), the Company has a cure period to regain compliance (1) until the earlier of the Company’s next annual shareholders’ meeting or July 3, 2024; or (2) if the next annual shareholders’ meeting is held before January 2, 2024, then the Company must evidence compliance no later than January 2, 2024. In response to this notice, on July 31, 2023, the Company elected Mr. Zhongliang Xie as a Class II independent director to serve until the annual meeting of stockholders for the fiscal year 2023, to fill the vacancy on the Board resulting from the resignation of Mr. Tieliang Liu. The Board appointed Mr. Xie to serve as Chair of the Audit Committee, a member of the Compensation Committee and a member of the Nominating and Corporate Governance Committee.

On July 13, 2023, the Company received a notice from Nasdaq stating that the Company failed to regain compliance with respect to the minimum $1 bid price per share requirement under Nasdaq Listing Rules during the 180 calendar days given by Nasdaq for the Company to regain compliance, which ended on July 5, 2023. However, Nasdaq has determined that the Company is eligible for an additional 180 calendar day period, or until January 2, 2024, to regain compliance. Such determination is based on the Company meeting the continued listing requirement for market value of publicly held shares and all other applicable requirements for initial listing on the Capital Market with the exception of the bid price requirement, and the Company’s written notice of its intention to cure the deficiency during the second compliance period by effecting a reverse stock split, if necessary.

On January 3, 2024, the Company received a Staff determination notice from Nasdaq notifying the Company of the Staff’s determination to delist the Company’s securities from Nasdaq because of the Company’s failure to regain compliance with the $1 per share minimum bid price requirement required for continued listing on the Nasdaq as set forth in Listing Rule 5550(a)(2). Pursuant to the Nasdaq letter, unless the Company requested an appeal of the determination notice, trading of the Company’s common stock would be suspended at the opening of business on January 12, 2024. The Company appealed the delisting determination to a Hearings Panel, and hearing is scheduled to be held on March 28, 2024. The Company’s common stock will continue to be listed for trading pending the Hearing Panel’s decision. The Company also effectuated a 1-for-10 reverse stock split of its common stock on February 9, 2024. Beginning on February 12, 2024, the Company’s Common Stock trades on The Nasdaq Stock Market on a split adjusted basis.

On March 12, 2024, the Company received a formal notification from the Nasdaq Stock Market LLC (“Nasdaq”) confirming that the Company had regained compliance with bid price requirement required for continued listing on the Nasdaq as set forth in Listing Rule 5550(a)(2). Consequently, the scheduled hearing before the Hearings Panel on March 28, 2024 had been cancelled.

There can be also no assurance that our stock price will meet the minimum bid price requirement or we will meet other requirements for continued listing on Nasdaq. If our common stock is delisted from Nasdaq and we are unable to list our common stock on another national securities exchange, we expect our common stock would be quoted on an over-the-counter market. If this were to occur, we and our stockholders could face significant material adverse consequences, including the limited availability of market quotations for our common stock; substantially decreased trading in our common stock; decreased market liquidity of our common stock as a result of the loss of market efficiencies associated with Nasdaq and the loss of federal preemption of state securities laws; an adverse effect on our ability to issue additional securities or obtain additional financing in the future on acceptable terms, if at all; potential loss of confidence by investors, suppliers, partners, and employees and fewer business development opportunities; and limited news and analyst coverage. Additionally, the market price of our common stock may decline further, and stockholders may lose some or all of their investment.

Our revenue will be materially and adversely affected if our new service offerings do not gain market acceptance.

Our new service offerings may not gain market acceptance in the shipping logistic industry. To directly market and offer our service offerings, we and/or our collaborative partners may require a marketing and sales force with appropriate technical expertise and supporting distribution capabilities. We may not be able to further establish sales, marketing and distribution capabilities or enter into arrangements with third parties on acceptable terms. If we or our partners cannot successfully promote our new services, our ability to generate additional revenue will be limited.

We have a history of operating losses, and we may not be able to achieve or sustain profitability. Our ability to grow sales and achieve profitability are unpredictable.

We are not currently profitable and have incurred losses in the past fiscal years. Continued losses could continue and may increase as we continue to work to develop our business. Our ability to achieve profitable operations depends on many factors, which include:

●	successfully implementing our business strategy;

●	increasing revenues; and

●	controlling costs.

There can be no assurance that we will be able to successfully implement our business plan, meet our challenges and become profitable in the future.

Our results of operation may fluctuate significantly and may not fully reflect the underlying performance of our business.

Our results of operations, including the levels of our net revenues, expenses, net loss and other key metrics, may vary significantly in the future due to a variety of factors, some of which are outside of our control, and period-to-period comparisons of our operating results may not be meaningful, especially given our limited operating history. Accordingly, the results for any one quarter are not necessarily an indication of future performance. Fluctuations in quarterly results may adversely affect the market price of our shares. Factors that may cause fluctuations in our quarterly financial results include:

●	the amount and timing of operating expenses related to our new business operations and infrastructure;

●	general economic, industry and market conditions.

The shipping logistic industry is very competitive in nature and many of our competitors have greater financial, marketing and other resources than we have.

The market segments that we serve do not have high entry barriers. There are many companies ranging from small to large in China that provide shipping and freight-related logistics services. At present, the state-owned companies in China still dominate the industry and generate a majority of the revenues in the industry. These companies have greater service capabilities, a larger customer base and more financial, marketing, network and human resources than we do. Most of them engage in a wide range of businesses and involve many aspects of the industry chain. Our competitors may introduce new business models, and if these new business models are more attractive to customers than the business models we currently use, our customers may switch to our competitors’ services, and we may lose market share. We believe that competition in worldwide shipping industry may become more intense as more companies, including Chinese/foreign joint ventures, are qualified to conduct business. We cannot assure you that we will be able to compete successfully against any new or existing competitors, or against any new business models our competitors may implement. In addition, the increased competition we anticipate in the shipping industry may also reduce the number of vessels for which we are able to provide shipping services, or cause us to reduce agency fees in order to attract or retain customers. All of these competitive factors could have a material adverse effect on our business and results of operations.

Our customers are engaged in the shipping industry, and, consequently, our financial performance is dependent upon the economic conditions of that industry.

We derive our revenues from providing services to customers in the business of shipping materials to China and our success is dependent upon our customer’s shipping needs. Our customers’ shipping needs are intrinsically linked to economic conditions in the shipping industry in general and trade with China in particular. The shipping industry, in turn, is subject to intense competitive pressures and is affected by overall economic conditions. Accordingly, demand for our services could be harmed by instability or downturns in the shipping industry, reductions in trade between China and other countries or a combination of both which could materially lower demand or cause our customers to forego the shipping services we provide by attempting to provide such services in-house. If any of the foregoing occurs, it would have a material adverse effect on our business and our results of operations.

We may be required to assume liabilities for our clients in the future.

An increasing number of companies that require shipping agency services have pressured shipping agents to guarantee their clients’ liabilities. Some companies have required shipping agents, as a condition of doing business, to pay for tariffs, port charges, and other fees, or to pay these fees with the promise of reimbursement at a later date. Other companies have sought to include shipping agents as parties in voyage charter agreements, leading to potential liability for shipping agents in the event of a breach by another party. We expect that these pressures on shipping agents to accept more liability will increase as competition among shipping agencies intensifies. While we do not currently pay these liabilities and have no present intention to begin doing so in the future, the assumption of any of these or other liabilities could have a material adverse effect on our business and results of operations.

We are heavily dependent upon the services of experienced personnel who possess skills that are valuable in our industry, and we may have to actively compete for their services.

We are a small company with limited resources, and we compete in large part on the basis of the quality of services we are able to provide our clients. As a result, we are heavily dependent upon our ability to attract, retain and motivate skilled personnel to serve our clients. Many of our personnel possess skills that would be valuable to other companies engaged in one or more of our business lines. Consequently, we expect that we will have to actively compete with other Chinese shipping agencies to retain these employees. Some of our competitors may be able to pay our employees more than we are able to pay to retain them. Our ability to profitably operate is substantially dependent upon our ability to locate, hire, train and retain our personnel. Although we have not experienced difficulty locating, hiring, training or retaining our employees to date, there can be no assurance that we will be able to retain our current personnel, or that we will be able to attract and assimilate other qualified personnel in the future. If we are unable to effectively obtain and maintain skilled personnel, the quality of the shipping services that we provide could be materially impaired, which would have a material adverse effect on our business and results of operations.

We are substantially dependent upon our key personnel.

Our performance is substantially dependent on the performance of our executive officers and key employees. In particular, the services of:

●	Mr. Ziyuan Liu, Chief Executive Officer;

●	Mr. Ying Cao, Chief Financial Officer;

would be difficult for us to replace. While we have employment contracts with each of our executive officers, such contracts may be terminated in certain circumstances by the executive officers. Moreover, we do not have any “key person” life insurance policies on any of our employees. The loss of the services of any of our executive officers or other key employees could substantially impair our ability to effectively execute our business and expand our service platform, which would have a material adverse effect on our business and results of operations.

We need to maintain our relationships with local shipping agents.

Our shipping agency business is dependent upon our relationships with local agents operating in the ports where our customers ship their products. As a general agent, substantially all of our shipping agency revenues have been derived from services delivered by the local agents and we believe local agent relationships will remain critical to our success in the future. We have a number of local agents that account for a significant portion of our business, the loss of one or more of which could materially and negatively impact our ability to retain and service our customers. We cannot be certain that we will be able to maintain and expand our existing local agent relationships or enter into new local agent relationships, or that new or renewed local agent relationships will be available on commercially reasonable terms. If we are unable to maintain and expand our existing local agent relationships, renew existing local agent relationships, or enter into new local agent relationships, we may lose customers, customer introductions and co-marketing benefits, and our business and results of operations may suffer significantly.

We are dependent on third-party carriers and inland transportation companies to transport our clients’ cargo.

We rely on commercial ocean freight carriers and inland transportation companies for the movement of our client’s cargo. Consequently, our ability to provide services for our clients could be adversely impacted by: shortages in available cargo capacity; changes by carriers and transportation companies in policies and practices such as scheduling, pricing, payment terms and frequency of service or increases in the cost of fuel, taxes and labor; and other factors not within our control. Reductions in ocean freight capacity could negatively impact our yields. Material interruptions in service or stoppages in transportation, whether caused by strike, work stoppage, lock-out, slowdown or otherwise, could adversely impact our business, results of operations and financial condition.

Our profitability depends on our ability to effectively manage our cost structure as we grow the business.

As we continue to attempt to increase our revenues through the expansion of our service offerings, we must maintain an appropriate cost structure to maintain and increase our profitability. While we intend to increase our revenues by increasing the number and quality of the shipping services we provide by strategic acquisitions, and by maintaining and expanding our gross profit margins by reducing costs, our profitability will be driven in large part by our ability to manage our agent commissions, personnel and general and administrative costs as a function of our net revenues. There can be no assurances that we will be able to effectively control our costs and failure to do so would result in lack of profitability, which would have a material adverse effect our business and results of operations.

Comparisons of our operating results from period to period are not necessarily meaningful and should not be relied upon as an indicator of future performance.

Our operating results have fluctuated in the past and likely will continue to fluctuate in the future because of a variety of factors, many of which are beyond our control. There can be no assurance that our historic operating performance will continue in future periods. Because our quarterly revenues and operating results vary significantly, comparisons of our period-to-period results are not necessarily meaningful and should not be relied upon as an indicator of future performance.

We have not paid any dividends and we do not foresee paying dividends in the future.

We have never declared or paid any cash dividends on our common stock. We do not anticipate paying any cash dividends on our common stock in the foreseeable future, if ever. Any future determination to pay cash dividends will be at the discretion of our Board of Directors and will depend upon our financial condition, operating results, capital requirements, Virginia and PRC laws, and other factors that our Board of Directors deems relevant.

We face risks related to health epidemics that could impact our sales and operating results.

Our business could be adversely affected by the effects of a widespread outbreak of contagious disease, including the outbreak of respiratory illness caused by a novel coronavirus first identified in Wuhan, Hubei Province, China. Any outbreak of contagious diseases, and other adverse public health developments, particularly in China, could have a material and adverse effect on our business operations. These could include disruptions or restrictions on our ability to resume the general shipping and logistics services, as well as temporary closures of our facilities and ports or the facilities of our customers and third-party service providers. Any disruption or delay of our customers or third-party service providers would likely impact our operating results and the ability of the Company to continue as a going concern. In addition, a significant outbreak of contagious diseases in the human population could result in a widespread health crisis that could adversely affect the economies and financial markets of China and many other countries, resulting in an economic downturn that could affect demand for our services and significantly impact our operating results.

The coronavirus disease 2019 (COVID-19) has had a significant impact on our operations since January 2020.

The outbreak of the COVID-19 starting from late January 2020 in the PRC spread rapidly to many parts of the world. In March 2020, the World Health Organization declared COVID-19 as a pandemic.

In early December 2022, Chinese government eased the strict control measures for COVID-19, which led to a surge in increased infections and disruption to our business operations. In 2023, our China operation continued to suffer from the impact of COVID-19, although to a lesser extent. The impact of any future spread of COVID-19 on the Company’s China operation will depend, to a large extent, on the duration and resurgence of COVID-19 variants and the actions taken by government authorities to contain COVID-19 or treat its impact, almost all of which is beyond our control.

The impact of COVID-19 on our business, financial condition, and results of operations include, but are not limited to, the following:

●	Our customers have been negatively impacted by the pandemic, which reduced their demand for freight logistics services. As a result, our revenue for the year ended June 30, 2022 was down by approximately $1.2 million, or 22.6% and our freight revenue declined slightly in the year ended June 30, 2023.

●	Due to travel restrictions between US and China, our new business development for existing segments or new ventures has been slowed down.

●	Our sales of crypto mining machines were materially adversely affected by COVID-19. Specifically, Crypto mining machine manufacturers were impacted by the constrained supply of the semiconductors used in the production of the highly specialized crypto mining machines. COVID-related issues exacerbated port congestion and intermittent supplier shutdowns and delays, resulted in delayed shipments and additional expenses to expedite delivery. As a result, we were unable to fulfil our customer orders on a timely basis, resulting in the cancellation of orders and the partial refund of purchases, as evident from the SOSNY settlement.

Although the impact of COVID-19 on our operations decreased in 2023, such impact still exists and may continue to exist for an unforeseeable period of time. The impact of any future spread of COVID-19 on the Company’s China operation will depend, to a large extent, on the duration and resurgence of COVID-19 variants and the actions taken by government authorities to contain COVID-19 or treat its impact, almost all of which is beyond our control.

Risks related to Foreign Operation

We do not have business liability or disruption insurance.

We do not have any business liability or disruption insurance coverage for our operations. Any business interruption, litigation or natural disaster may result in our business incurring substantial costs and the diversion of resources.

Uncertainties with respect to the Chinese legal system could have a material adverse effect on us and may restrict the level of legal protections to foreign investors.

China’s legal system is based on statutory law. Unlike the common law system, statutory law is based primarily on written statutes. Previous court decisions may be cited as persuasive authority but do not have a binding effect. Since 1979, the PRC government has been promulgating and amending the laws and regulations regarding economic matters, such as corporate organization and governance, foreign investment, commerce, taxation and trade. However, since these laws and regulations are relatively new, and the PRC legal system continues to rapidly evolve, the interpretation of many laws, regulations and rules is not always uniform and enforcement of these laws, regulations and rules involves uncertainties, which may limit legal protections available to us.

In addition, any litigation in China may be protracted and may result in substantial costs and diversion of resources and management’s attention. The legal system in China cannot provide investors with the same level of protection as in the U.S. The Company is governed by laws and regulations generally applicable to local enterprises in China. Many of these laws and regulations were recently introduced and remain experimental in nature and subject to changes and refinements. Interpretation, implementation and enforcement of the existing laws and regulations can be uncertain and unpredictable and therefore may restrict the legal protections available to foreign investors.

Governmental control of currency conversion may affect the value of your investment.

In the course of providing services for international shipments, we occasionally require currencies from other countries to conduct our business. While we believe that we have complied with applicable currency control laws and regulations in all material aspects, we cannot guarantee you that our efforts will be free from challenge or that, if challenged, we will be successful in our defense of our current practices. Under our current corporate structure, our income is paid in different currencies, depending on our agreements with individual customers. We then pay in local currencies the expenses associated with operating a company in several countries. Shortages in the availability of foreign currency may restrict our ability to pay such expenses unless and until we convert currencies that we have into those that we require.

One of the currencies we often convert among is the RMB. The PRC government imposes controls on the convertibility of the RMB into foreign currencies and, in certain cases, the remittance of currency out of China. Under existing PRC foreign exchange regulations, payments of current account items, including profit distributions, interest payments and expenditures from trade-related transactions, can be made in foreign currencies without prior approval from the PRC State Administration of Foreign Exchange by complying with certain procedural requirements. However, approval from appropriate government authorities is required where RMB is to be converted into foreign currency and remitted out of China to pay capital expenses such as the repayment of bank loans denominated in foreign currencies. The PRC government may also at its discretion restrict access in the future to foreign currencies for current account transactions. If the foreign exchange control system prevents us from obtaining sufficient foreign currency to satisfy our currency demands, we may not be able to pay dividends, if any, in foreign currencies to our shareholders.

Changes in Currency Conversion Policies in China may have a material adverse effect on us.

RMB is still not a freely exchangeable currency. Since 1998, the State Administration of Foreign Exchange of China has promulgated a series of circulars and rules in order to enhance verification of foreign exchange payments under a Chinese entity’s current account items, and has imposed strict requirements on borrowing and repayments of foreign exchange debts from and to foreign creditors under the capital account items and on the creation of foreign security in favor of foreign creditors.

This may complicate foreign exchange payments to foreign creditors under the current account items and thus may affect the ability to borrow under international commercial loans, the creation of foreign security, and the borrowing of RMB under guarantees in foreign currencies. Moreover, the value of RMB may become subject to supply and demand, which could be largely impacted by international economic and political environments. Any fluctuations in the exchange rate of RMB could have an adverse effect on the operational and financial condition of the Company and its subsidiaries in China.

Fluctuation in the value of the RMB may have a material adverse effect on your investment.

The change in value of the RMB against the U.S. dollar, Canadian dollars, Australian dollar, the Euro and other currencies may fluctuate and is affected by, changes in China’s political and economic conditions, among other things. On July 21, 2005, the PRC government changed its decade-old policy of pegging the value of the RMB to the U.S. dollar. Under the new policy, the RMB is permitted to fluctuate within a narrow and managed band against a basket of certain foreign currencies. This change in policy has resulted in an appreciation of the RMB against the U.S. dollar. While the international reaction to the RMB revaluation has generally been positive, there remains significant international pressure on the PRC government to adopt an even more flexible currency policy, which could result in a further and more significant appreciation of the RMB against the U.S. dollar and other currencies. As a portion of our costs and expenses is denominated in RMB, the revaluation in July 2005 and potential future revaluation has and could further increase our costs.

Changes in China’s political and economic policies could harm our business.

China’s economy has historically been a planned economy subject to governmental plans and quotas and has, in certain aspects, been transitioning to a more market-oriented economy. Although we believe that the economic reform and the macroeconomic measures adopted by the Chinese government have had a positive effect on the economic development of China, we cannot predict the future direction of these economic reforms or the effects these measures may have on our business, financial position or results of operations. In addition, the Chinese economy differs from the economies of most countries belonging to the Organization for Economic Cooperation and Development, or OECD. These differences include:

●	economic structure;

●	level of government involvement in the economy;

●	level of development;

●	level of capital reinvestment;

●	control of foreign exchange;

●	methods of allocating resources; and

●	balance of payments position.

As a result of these differences, our business may not develop in the same way or at the same rate as might be expected if the Chinese economy were similar to those of the OECD member countries.

Since 1979, the Chinese government has promulgated many new laws and regulations covering general economic matters. Despite this activity to develop a legal system, China’s system of laws is not yet complete. Even where adequate law exists in China, enforcement of existing laws or contracts based on existing law may be uncertain or sporadic, and it may be difficult to obtain swift and equitable enforcement or to obtain enforcement of a judgment by a court of another jurisdiction. The relative inexperience of China’s judiciary, in many cases, creates additional uncertainty as to the outcome of any litigation. In addition, interpretation of statutes and regulations may be subject to government policies reflecting domestic political changes. Our activities in China will also be subject to administration review and approval by various national and local agencies of China’s government. Because of the changes occurring in China’s legal and regulatory structure, we may not be able to secure the requisite governmental approval for our activities. Although we have obtained all required governmental approval to operate our business as currently conducted, to the extent we are unable to obtain or maintain required governmental approvals, the Chinese government may, in its sole discretion, prohibit us from conducting our business.”

The tariffs by the U.S. government and the trade war between the U.S. and China, and on a larger scale, internationally, may dampen global growth. If the U.S. government subjects our customers’ products to tariffs, our business operations and revenue may be negatively impacted.

The U.S. government has recently, among other actions, imposed new or higher tariffs on specified products imported from China to penalize China for what it characterizes as unfair trade practices and China has responded by imposing new or higher tariffs on specified products imported from the United States. In December 2019, China announced that it suspended tariffs on certain products, and the U.S. and China signed a trade deal in January 2020 that cut some U.S. tariffs on Chinese goods in exchange for Chinese pledges to purchase more of American farm, energy, and manufactured goods and address some U.S. complaints about intellectual property practices. The imposed tariffs may cause the depreciation of the RMB currency and a contraction of certain PRC industries that will likely be affected by the tariffs.

We rely on customers involved in international shipping for our revenues. To the extent our customers’ business is weakened by the tariffs, they may have reduced need for our logistics services. As such, we may have access to fewer business opportunities and our operation may be negatively impacted. In addition, future actions or escalations by either the United States or China that affect trade relations may cause global economic turmoil and potentially have a negative impact on our business and we cannot provide any assurances as to whether such actions will occur or the form that they may take.

As some of our directors, officers and assets are outside the United States, it will be extremely difficult to acquire jurisdiction and enforce liabilities against us and our officers, directors and assets based in China.

Some of our directors and officers reside outside the United States. In addition, many of our assets are located outside the United States. As a result, it may be difficult or impossible to effect service of process within the United States upon our directors or officers and our subsidiaries, or enforce against any of them court judgments obtained in United States courts, including judgments relating to United States federal securities laws. Furthermore, because the majority of our assets are located in China and PRC does not have treaties with the United States or many other countries providing for the reciprocal recognition and enforcement of judgment of courts, it would also be extremely difficult to access those assets to satisfy an award entered against us in United States court.

Our international operations require us to comply with a number of U.S. regulations.

In addition to the Chinese laws and regulations with which we must comply, we must also comply with the United States Foreign Corrupt Practices Act (“FCPA”), which prohibits U.S. companies or their agents and employees from providing anything of value to a foreign official for the purposes of influencing any act or decision of these individuals in their official capacity to help obtain or retain business, direct business to any person or corporate entity or obtain any unfair advantage. Any failure by us to adopt appropriate compliance procedures and ensure that our employees and agents comply with the FCPA and applicable laws and regulations in foreign jurisdictions could result in substantial penalties and/or restrictions in our ability to conduct business in certain foreign jurisdictions. The U.S. Department of the Treasury’s Office of Foreign Asset Control (“OFAC”) administers and enforces economic and trade sanctions against targeted foreign countries, entities and individuals based on U.S. foreign policy and national security goals. As a result, we are restricted from entering into transactions with certain targeted foreign countries, entities, and individuals except as permitted by OFAC, which could reduce our future growth.

Our shares may be delisted under the HFCA Act if the PCAOB is unable to adequately inspect audit documentation located in China. The delisting of our shares, or the threat of their being delisted, may materially and adversely affect our shares. Additionally, the inability of the PCAOB to conduct adequate inspections deprives our shareholders with the benefits of such inspections. Furthermore, AHFCA Act amended the HFCA Act and requires the SEC to prohibit an issuer’s securities from trading on any U.S. stock exchanges if its auditor is not subject to PCAOB inspections for two consecutive years instead of three.

The Holding Foreign Companies Accountable Act (HFCA) was enacted on December 18, 2020. The HFCA Act states if the SEC determines that a company has filed audit reports issued by a registered public accounting firm that has not been subject to inspection by the PCAOB for three consecutive years beginning in 2021, the SEC shall prohibit such shares from being traded on a national securities exchange or in the over the counter trading market in the U.S.

On March 24, 2021, the SEC adopted interim final rules relating to the implementation of certain disclosure and documentation requirements of the HFCA Act. A company will be required to comply with these rules if the SEC identifies it as having a “non-inspection” year under a process to be subsequently established by the SEC. The SEC is assessing how to implement other requirements of the HFCA Act, including the listing and trading prohibition requirements described above. Furthermore, AHFCA Act amended the HFCA Act and requires the SEC to prohibit an issuer’s securities from trading on any U.S. stock exchanges if its auditor is not subject to PCAOB inspections for two consecutive years instead of three, and thus, would reduce the time before our securities may be prohibited from trading or delisted. On September 22, 2021, the PCAOB adopted a final rule implementing the HFCA Act, which provides a framework for the PCAOB to use when determining, as contemplated under the HFCA Act, whether the PCAOB is unable to inspect or investigate completely registered public accounting firms located in a foreign jurisdiction because of a position taken by one or more authorities in that jurisdiction.

On December 2, 2021, the SEC adopted final amendments to its rules implementing the HFCA Act. Such final rules establish procedures that the SEC will follow in (i) determining whether a registrant is a “Commission-Identified Issuer” (a registrant identified by the SEC as having filed an annual report with an audit report issued by a registered public accounting firm that is located in a foreign jurisdiction and that the PCAOB is unable to inspect or investigate completely because of a position taken by an authority in that jurisdiction) and (ii) prohibiting the trading of an issuer that is a Commission-Identified Issuer for three consecutive years under the HFCA Act. The SEC began identifying Commission-Identified Issuers for the fiscal years beginning after December 18, 2020. A Commission-Identified Issuer is required to comply with the submission and disclosure requirements in the annual report for each year in which it was identified. If a registrant is identified as a Commission-Identified Issuer based on its annual report for the fiscal year ended, for example, September 30, 2021, the registrant will be required to comply with the submission or disclosure requirements in its annual report filing covering the fiscal year ended September 30, 2022. As of the date of this annual report, we have not been, and do not expect to be identified by the SEC under the HFCA Act.

On December 16, 2021, the PCAOB issued its determination report that the PCAOB is unable to inspect or investigate completely PCAOB-registered public accounting firms headquartered in mainland China and in Hong Kong, because of positions taken by PRC authorities in those jurisdictions, and the PCAOB included in the report of its determination a list of the accounting firms that are headquartered in mainland China or Hong Kong. This report does not include our current auditor, Audit Alliance LLP.

On August 26, 2022, the PCAOB announced that it had signed the Statement of Protocol with the CSRC and the MOF. The terms of the Statement of Protocol would grant the PCAOB complete access to audit work papers and other information so that it may inspect and investigate PCAOB-registered accounting firms headquartered in mainland China and Hong Kong. On December 15, 2022, the PCAOB announced that it has secured complete access to inspect and investigate registered public accounting firms headquartered in mainland China and Hong Kong and voted to vacate the previous 2021 determination report to the contrary. As a result, we do not expect to be identified as a “Commission-Identified Issuer” under the HFCA Act for the fiscal year ended September 30, 2022 after we file our annual report on Form 20-F for such fiscal year. However, whether the PCAOB will continue to conduct inspections and investigations completely to its satisfaction of PCAOB-registered public accounting firms headquartered in mainland China and Hong Kong is subject to uncertainty and depends on a number of factors out of our, and our auditor’s control including positions taken by authorities of the PRC. The PCAOB is expected to continue to demand complete access to inspections and investigations against accounting firms headquartered in mainland China and Hong Kong in the future and states that it has already made plans to resume regular inspections in early 2023 and beyond. The PCAOB is required under the HFCA Act to make its determination on an annual basis with regards to its ability to inspect and investigate completely accounting firms based in the mainland China and Hong Kong. The possibility of being a “Commission-Identified Issuer” and risk of delisting could continue to adversely affect the trading price of our securities. Should the PCAOB again encounter impediments to inspections and investigations in mainland China or Hong Kong as a result of positions taken by any authority in either jurisdiction, the PCAOB will make determinations under the HFCA Act as and when appropriate.

Furthermore, various equity-based research organizations have recently published reports on China-based companies after examining their corporate governance practices, related party transactions, sales practices and financial statements, and these reports have led to special investigations and listing suspensions on U.S. national exchanges. Any similar scrutiny on us, regardless of its lack of merit, could cause the market price of our shares of common stock to fall, divert management resources and energy, and cause us to incur expenses in defending ourselves against rumors.

Our current auditor as of the date of this annual report, Audit Alliance LLP, as an auditor of companies that are traded publicly in the United States and a firm registered with the PCAOB, is subject to laws in the United States pursuant to which the PCAOB conducts regular inspections to assess its compliance with the applicable professional standards. Audit Alliance LLP is headquartered in Singapore, and is subject to inspection by the PCAOB on a regular basis.

Notwithstanding the foregoing, in the future, if there is any regulatory change or step taken by PRC regulators that does not permit our auditor to provide audit documentations located in China to the PCAOB for inspection or investigation, our shareholders may be deprived of the benefits of such inspection. Any audit reports not issued by auditors that are completely inspected by the PCAOB, or a lack of PCAOB inspections of audit work undertaken in China that prevents the PCAOB from regularly evaluating our auditors’ audits and their quality control procedures, could result in a lack of assurance that our financial statements and disclosures are adequate and accurate, then such lack of inspection could cause our securities to be delisted from the stock exchange. The recent developments would add uncertainties to our offering pursuant to a prospectus and we cannot assure you whether Nasdaq or regulatory authorities would apply additional and more stringent criteria to us after considering the effectiveness of such auditor’s audit procedures and quality control procedures, adequacy of personnel and training, or sufficiency of resources, geographic reach or experience as it relates to the audit of our financial statements.

The SEC may propose additional rules or guidance that could impact us if such auditor is not subject to PCAOB inspection. For example, on August 6, 2020, the President’s Working Group on Financial Markets, or the PWG, issued, to the then President of the United States, the Report on Protecting United States Investors from Significant Risks from Chinese Companies. This report recommended the SEC implement five recommendations to address companies from jurisdictions that do not provide the PCAOB with sufficient access to fulfill its statutory mandate. Some of the concepts of these recommendations were implemented with the enactment of the HFCA Act. However, some of the recommendations were more stringent than the HFCA Act. For example, if a company’s auditor was not subject to PCAOB inspection, the report recommended that the transition period before a company would be delisted would end on January 1, 2022.

The SEC has announced that the SEC staff is preparing a consolidated proposal for the rules regarding the implementation of the HFCA Act and to address the recommendations in the PWG report. It is unclear when the SEC will complete its rulemaking and when such rules will become effective and what, if any, of the PWG recommendations will be adopted. The implications of this possible regulation in addition to the requirements of the HFCA Act are uncertain. While we understand that there has been dialogue among the CSRC, the SEC and the PCAOB regarding the inspection of PCAOB-registered accounting firms in China, there can be no assurance that we will be able to comply with requirements imposed by U.S. regulators. Such uncertainty could cause the market price of our shares to be materially and adversely affected, and our securities could be delisted and prohibited from being traded on a national securities exchange earlier than would be required by the HFCA Act. If our securities are unable to be listed on another securities exchange by then, such a delisting would substantially impair the ability to sell or purchase our shares when desired, and the risk and uncertainty associated with a potential delisting would have a negative impact on the price of our shares.

Should the PCAOB be unable to fully conduct inspections in China, which prevents it from fully evaluating the audits and quality control procedures of our independent registered public accounting firm, we, our shareholders and potential investors in our securities may be deprived of the benefits of such PCAOB inspections. Any inability of the PCAOB to conduct inspections of auditors in China could make it more difficult to evaluate the effectiveness of our independent registered public accounting firm’s audit procedures or quality control procedures as compared to auditors outside of China that are subject to the PCAOB inspections, which could cause our shareholders and potential investors in our shares to lose confidence in our audit procedures and reported financial information and the quality of our financial statements, which could materially and adversely affect the value of in its securities. Further, new laws and regulations or changes in laws and regulations in both the United States and China could affect our ability to list our shares on Nasdaq, which could materially impair the market for and market price of its common stock.

The market price for our securities may be subject to wide fluctuations.

The securities of a number of companies with substantial operations in China have experienced wide fluctuations in their stock price. Among the factors that could affect the price of our common stock are risk factors described in this section and other factors, including:

●	announcements of competitive developments, by our competitors;

●	regulatory developments of our industry affecting us, our customers or our competitors;

●	actual or anticipated fluctuations in our quarterly operating results;

●	failure of our quarterly financial and operating results to meet market expectations or failure to meet our previously announced guidance, if any;

●	changes in financial estimates by securities research analysts;

●	changes in the economic performance or market valuations of our competitors;

●	additions or departures of our executive officers and other key personnel;

●	announcements regarding intellectual property litigation (or potential litigation) involving us or any of our directors and officers;

●	fluctuations in the exchange rates between the U.S. dollar and the Renminbi; and

●	release or expiration of the underwriters’ post-offering lock-up or other transfer restrictions on our outstanding common stock.

In addition, the securities markets have from time to time experienced significant price and volume fluctuations that are not related to the operating performance of particular industries or companies. In addition, the market prices and trading volumes of companies listed on the NASDAQ Capital Market have been volatile. As a result, the trading price of our common stock is likely to be volatile and could fluctuate significantly in response to many factors, including the following, some of which are beyond our control:

●	variations in our operating results;

●	changes in expectations of our future financial performance, including financial estimates by securities analysts and investors;

●	changes in operating and stock price performance of other companies in our industry;

●	additions or departures of key personnel; and future sales of our common stock.

Domestic and international stock markets often experience significant price and volume fluctuations. These fluctuations, as well as general economic and political conditions unrelated to our performance, may adversely affect the price of our common stock.

We may need additional capital and may sell additional securities or other equity securities or incur indebtedness, which could result in additional dilution to our shareholders or increase our debt service obligations.

In the future, we may require additional cash resources due to changed business conditions or other future developments, including any investments or acquisitions we may decide to pursue. If our resources are insufficient to satisfy our cash requirements, we may seek to sell additional equity or debt securities or obtain a credit facility. The sale of additional equity securities or equity-linked debt securities could result in dilution to our shareholders. The incurrence of indebtedness would result in increased debt service obligations and could result in operating and financing covenants that would restrict our operations. We cannot assure you that financing will be available, if at all, in amounts or on terms acceptable to us.

Substantial future sales of our securities in the public market, or the perception that these sales could occur, could cause the price of our securities to decline.

Additional sales of our securities in the public market or the perception that these sales could cause the market price of our securities to decline. In addition, we may grant or sell additional options, restricted shares or other share-based awards in the future under our share incentive plan to our management, employees and other persons, the settlement and sale of which may further dilute our shares and drive down the price of our securities.

If NASDAQ were to delist our securities from trading on its exchange, such action could limit investors’ ability to make transactions in our securities and subject us to additional trading restrictions.

Our common stock is currently listed on The NASDAQ Capital Market. We cannot assure you that our securities will meet the continued listing requirements be listed on NASDAQ in the future.

If NASDAQ delists our common stock from trading on its exchange, we could face significant material adverse consequences including:

●	a limited availability of market quotations for our securities;

●	a determination that our common stock is a “penny stock” which will require brokers trading in our common stock to adhere to more stringent rules and possibly resulting in a reduced level of trading activity in the secondary trading market for our common stock;

●	a limited amount of news and analyst coverage for our company; and

●	a decreased ability to issue additional securities or obtain additional financing in the future.

If our shares of common stock become subject to the SEC’s penny stock rules, broker-dealers may experience difficulty in completing customer transactions and trading activity in our securities may be adversely affected.

If our common stock were removed from listing with the NASDAQ Capital Market, it may be subject to the so-called “penny stock” rules. The SEC has adopted regulations that define a “penny stock” to be any equity security that has a market price per share of less than $5.00, subject to certain exceptions, such as any securities listed on a national securities exchange. For any transaction involving a “penny stock,” unless exempt, the rules impose additional sales practice requirements on broker-dealers, subject to certain exceptions. If our common stock were delisted and determined to be a “penny stock,” a broker-dealer may find it more difficult to trade our common stock and an investor may find it more difficult to acquire or dispose of our common stock on the secondary market. Investors in penny stocks should be prepared for the possibility that they may lose their whole investment.

Our business is subject to changing regulations related to corporate governance and public disclosure that have increased both our costs and the risk of noncompliance.

Because our common stock is publicly traded, we are subject to certain rules and regulations of federal, state and financial market exchange entities charged with the protection of investors and the oversight of companies whose securities are publicly traded. These entities, including the Public Company Accounting Oversight Board, the SEC and NASDAQ, have issued requirements and regulations and continue to develop additional regulations and requirements in response to corporate scandals and laws enacted by Congress. Our efforts to comply with these regulations have resulted in, and are likely to continue resulting in, increased general and administrative expenses and diversion of management time and attention from revenue-generating activities to compliance activities. Because new and modified laws, regulations and standards are subject to varying interpretations in many cases due to their lack of specificity, their application in practice may evolve over time as new guidance is provided by regulatory and governing bodies. This evolution may result in continuing uncertainty regarding compliance matters and additional costs necessitated by ongoing revisions to our disclosure and governance practices.

Risks Relating to Ownership of Our Securities

The limitation of monetary liability against our directors, officers and employees under Virginia law and the existence of statutory indemnification rights of our directors, officers and employees may result in substantial expenditures by our Company and may discourage lawsuits against our directors, officers and employees.

Our Articles of Incorporation, as amended, do not contain any specific provisions that limit the liability of our directors for monetary damages to our Company and shareholders; however, we are prepared to indemnify our directors and officers to the extent provided for by Virginia law. We may also have included contractual indemnification obligations in our employment agreements with our officers. The foregoing indemnification obligations could result in the Company incurring substantial expenditures to cover the cost of settlement or damage awards against its directors and officers, which we may be unable to recoup. These provisions and resultant costs may also discourage our Company from bringing a lawsuit against directors and officers for breaches of their fiduciary duties, and may similarly discourage the filing of derivative litigation by our shareholders against our directors and officers even though such actions, if successful, might otherwise benefit our Company and shareholders.

Special Note Regarding Forward-Looking Statements

This prospectus, each prospectus supplement and the information incorporated by reference in this prospectus and each prospectus supplement contain certain statements that constitute “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. The words “anticipate,” “expect,” “believe,” “goal,” “plan,” “intend,” “estimate,” “may,” “will,” and similar expressions and variations thereof are intended to identify forward-looking statements, but are not the exclusive means of identifying such statements. Those statements appear in this prospectus, any accompanying prospectus supplement and the documents incorporated herein and therein by reference, particularly in the sections entitled “Prospectus Summary,” “Risk Factors,” “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and “Our Company,” and include statements regarding the intent, belief or current expectations of the Company and management that are subject to known and unknown risks, uncertainties and assumptions.

This prospectus, any prospectus supplement and the information incorporated by reference in this prospectus and any prospectus supplement also contain statements that are based on the current expectations of our Company and management. You are cautioned that any such forward-looking statements are not guarantees of future performance and involve risks and uncertainties, and that actual results may differ materially from those projected in the forward-looking statements as a result of various factors.

Because forward-looking statements are inherently subject to risks and uncertainties, some of which cannot be predicted or quantified, you should not rely upon forward-looking statements as predictions of future events. The events and circumstances reflected in the forward-looking statements may not be achieved or occur and actual results could differ materially from those projected in the forward-looking statements. Except as required by applicable law, including the securities laws of the United States and the rules and regulations of the SEC, we do not plan to publicly update or revise any forward-looking statements contained herein after we distribute this prospectus, whether as a result of any new information, future events or otherwise.

Use of Proceeds

Except as otherwise provided in a prospectus supplement, we expect to use the net proceeds from the sale of securities offered pursuant to this prospectus for general corporate purposes, including possible acquisitions of complementary assets or businesses. When a particular series of securities is offered, the prospectus supplement relating to that offering will set forth our intended use of the net proceeds received from the sale of those securities.

Description of Share Capital

Our authorized capital stock consists of 50,000,000 shares of common stock, without par value per share and 2,000,000 shares of preferred stock, without par value per share. As of the date of this prospectus, 3,503,492 shares of common stock are issued and outstanding and no shares of preferred stock have been issued. The following summary description relating to our capital stock does not purport to be complete and is qualified in its entirety by our Articles of Incorporation, as amended and Bylaws. Copies of the Articles of Incorporation and bylaws, each as amended, have been filed with the SEC.

Common Stock

Holders of common stock are entitled to cast one vote for each share on all matters submitted to a vote of shareholders, including the election of directors. The holders of common stock are entitled to receive ratably such dividends, if any, as may be declared by the Board of Directors out of funds legally available therefor and subject to any preference of any then authorized and issued preferred stock. Such holders do not have any preemptive or other rights to subscribe for additional shares. All holders of common stock are entitled to share ratably in any assets for distribution to shareholders upon the liquidation, dissolution or winding up of our company, subject to any preference of any then authorized and issued preferred stock. There are no conversion, redemption or sinking fund provisions applicable to the common stock. All outstanding shares are fully paid and nonassessable.

Authorization of Blank Check Preferred Stock

Our Articles of Incorporation, as amended, and Bylaws provide that upon completion of our initial public offering, our board of directors are authorized to issue, without shareholder approval, blank check preferred stock. Blank check preferred stock can operate as a defensive measure known as a “poison pill” by diluting the stock ownership of a potential hostile acquirer to prevent an acquisition that is not approved by our board of directors.

Limitations on the Right to Own Shares

There are no limitations on the right to own our shares.

Disclosure of Shareholder Ownership

There are no provisions in our Articles of Incorporation, as amended, and Bylaws governing the ownership threshold above which shareholder ownership must be disclosed.

Changes in Capital

We may from time to time by ordinary resolution increase the share capital by such sum, to be divided into shares of such amount, as the resolution shall prescribe. The new shares shall be subject to the same provisions with reference to the payment of calls, lien, transfer, transmission, forfeiture and otherwise as the shares in the original share capital. We may by ordinary resolution:

●	consolidate and divide all or any of our share capital into shares of larger amount than our existing shares;

●	convert all or any of our paid up shares into stock and reconvert that stock into paid up shares of any denomination;

●	in many circumstances, sub-divide our existing shares, or any of them, into shares of smaller amount provided that in the subdivision the proportion between the amount paid and the amount, if any, unpaid on each reduced share shall be the same as it was in the case of the share from which the reduced share is derived; and

●	cancel any shares which, at the date of the passing of the resolution, have not been taken or agreed to be taken by any person and diminish the amount of its share capital by the amount of the shares so cancelled.

We may by special resolution reduce our share capital and any capital redemption reserve fund in any manner authorized by law.

Incentive Plan

Pursuant to our 2008 Incentive Plan, we are authorized to issue options to purchase 6,058 shares of our common stock. The 200 outstanding options are taken from the 2008 Incentive Plan.

Pursuant to our 2014 Incentive Plan, we are authorized to issue, in the aggregate, 200,000 shares of common stock or other securities convertible or exercisable for common stock. We have granted options to purchase an aggregate of 3,000 shares of common stock under the 2014 Incentive Plan in July 2016, among which, options to purchase 1,500 shares of common stock have been exercised. In addition, we have issued, in the aggregate, 12,000 shares of common stock to consultants to our Company in 2014, 13,200 shares of common stock to our officers and directors in 2016, 13,200 shares of common stock to our officers and directors in 2018, 2,600 to three employees in 2017, 31,600 shares of common stock to employees in 2018, 102,000 shares of common stock to our officers and directors in 2021, under the 2014 Incentive Plan.

Pursuant to our 2021 Incentive Plan, we are authorized to issue, in the aggregate, 1,000,000 shares of common stock or other securities convertible or exercisable for common stock. We have issued, in the aggregate, 10,000 shares of common stock to a directors in 2021, 50,000 shares of common stock to our officers in 2022, under the 2021 Incentive Plan.

Listing

Our common stock is listed on the NASDAQ Capital Market under the trading symbol “SGLY”.

Transfer Agent and Registrar

The transfer agent and registrar for our common stock is Transhare Corporation located in

Bayside Center 1, 17755 US Highway 19 N, Suite 140, Clearwater FL 33764, U.S. Our transfer agent’s phone number is (303) 662-1112 and facsimile number is (727) 269-5616.

Description of Debt Securities

As used in this prospectus, debt securities means the debentures, notes, bonds and other evidences of indebtedness that we may issue from time to time. The debt securities may be either secured or unsecured and will either be senior debt securities or subordinated debt securities. The debt securities will be issued under one or more separate indentures between us and a trustee to be specified in an accompanying prospectus supplement. Senior debt securities will be issued under a new senior indenture. Subordinated debt securities will be issued under a subordinated indenture. Together, the senior indentures and the subordinated indentures are sometimes referred to in this prospectus as the indentures. This prospectus, together with the applicable prospectus supplement, will describe the terms of a particular series of debt securities.

The statements and descriptions in this prospectus or in any prospectus supplement regarding provisions of the indentures and debt securities are summaries thereof, do not purport to be complete and are subject to, and are qualified in their entirety by reference to, all of the provisions of the indentures (and any amendments or supplements we may enter into from time to time which are permitted under each indenture) and the debt securities, including the definitions therein of certain terms.

General

Unless otherwise specified in a prospectus supplement, the debt securities will be direct unsecured obligations of Singularity Future Technology Ltd. The senior debt securities will rank equally with any of our other senior and unsubordinated debt. The subordinated debt securities will be subordinate and junior in right of payment to any senior indebtedness.

Unless otherwise specified in a prospectus supplement, the indentures do not limit the aggregate principal amount of debt securities that we may issue and provide that we may issue debt securities from time to time at par or at a discount, and in the case of the new indentures, if any, in one or more series, with the same or various maturities. Unless indicated in a prospectus supplement, we may issue additional debt securities of a particular series without the consent of the holders of the debt securities of such series outstanding at the time of the issuance. Any such additional debt securities, together with all other outstanding debt securities of that series, will constitute a single series of debt securities under the applicable indenture.

Each prospectus supplement will describe the terms relating to the specific series of debt securities being offered. These terms will include some or all of the following:

●	the title of the debt securities and whether they are subordinated debt securities or senior debt securities;

●	any limit on the aggregate principal amount of the debt securities;

●	the ability to issue additional debt securities of the same series;

●	the price or prices at which we will sell the debt securities;

●	the maturity date or dates of the debt securities on which principal will be payable;

●	the rate or rates of interest, if any, which may be fixed or variable, at which the debt securities will bear interest, or the method of determining such rate or rates, if any;

●	the date or dates from which any interest will accrue or the method by which such date or dates will be determined;

●	the right, if any, to extend the interest payment periods and the duration of any such deferral period, including the maximum consecutive period during which interest payment periods may be extended;

●	whether the amount of payments of principal of (and premium, if any) or interest on the debt securities may be determined with reference to any index, formula or other method, such as one or more

●	currencies, commodities, equity indices or other indices, and the manner of determining the amount of such payments;

●	the dates on which we will pay interest on the debt securities and the regular record date for determining who is entitled to the interest payable on any interest payment date;

●	the place or places where the principal of (and premium, if any) and interest on the debt securities will be payable, where any securities may be surrendered for registration of transfer, exchange or conversion, as applicable, and notices and demands may be delivered to or upon us pursuant to the indenture;

●	if we possess the option to do so, the periods within which and the prices at which we may redeem the debt securities, in whole or in part, pursuant to optional redemption provisions, and the other terms and conditions of any such provisions;

●	our obligation, if any, to redeem, repay or purchase debt securities by making periodic payments to a sinking fund or through an analogous provision or at the option of holders of the debt securities, and the period or periods within which and the price or prices at which we will redeem, repay or purchase the debt securities, in whole or in part, pursuant to such obligation, and the other terms and conditions of such obligation;

●	the denominations in which the debt securities will be issued, if other than denominations of $1,000 and integral multiples of $1,000;

●	the portion, or methods of determining the portion, of the principal amount of the debt securities which we must pay upon the acceleration of the maturity of the debt securities in connection with an event of default (as described below), if other than the full principal amount;

●	the currency, currencies or currency unit in which we will pay the principal of (and premium, if any) or interest, if any, on the debt securities, if not United States dollars;

●	provisions, if any, granting special rights to holders of the debt securities upon the occurrence of specified events;

●	any deletions from, modifications of or additions to the events of default or our covenants with respect to the applicable series of debt securities, and whether or not such events of default or covenants are consistent with those contained in the applicable indenture;

●	any limitation on our ability to incur debt, redeem shares, sell our assets or other restrictions;

●	the application, if any, of the terms of the indenture relating to defeasance and covenant defeasance (which terms are described below) to the debt securities;

●	whether the subordination provisions summarized below or different subordination provisions will apply to the debt securities;

●	the terms, if any, upon which the holders may convert or exchange the debt securities into or for our common stock or other securities or property;

●	whether any of the debt securities will be issued in global form and, if so, the terms and conditions upon which global debt securities may be exchanged for certificated debt securities;

●	any change in the right of the trustee or the requisite holders of debt securities to declare the principal amount thereof due and payable because of an event of default;

●	the depository for global or certificated debt securities;

●	any special tax implications of the debt securities;

●	any tax consequences applicable to the debt securities, including any debt securities denominated and made payable, as described in the prospectus supplements, in foreign currencies, or units based on or related to foreign currencies;

●	any trustees, authenticating or paying agents, transfer agents or registrars, or other agents with respect to the debt securities;

●	any other terms of the debt securities not inconsistent with the provisions of the indentures, as amended or supplemented;

●	to whom any interest on any debt security shall be payable, if other than the person in whose name the security is registered, on the record date for such interest, the extent to which, or the manner in which, any interest payable on a temporary global debt security will be paid if other than in the manner provided in the applicable indenture;

●	if the principal of or any premium or interest on any debt securities of the series is to be payable in one or more currencies or currency units other than as stated, the currency, currencies or currency units in which it shall be paid and the periods within and terms and conditions upon which such election is to be made and the amounts payable (or the manner in which such amount shall be determined);

●	the portion of the principal amount of any securities of the series which shall be payable upon declaration of acceleration of the maturity of the debt securities pursuant to the applicable indenture if other than the entire principal amount; and

●	if the principal amount payable at the stated maturity of any debt security of the series will not be determinable as of any one or more dates prior to the stated maturity, the amount which shall be deemed to be the principal amount of such securities as of any such date for any purpose, including the principal amount thereof which shall be due and payable upon any maturity other than the stated maturity or which shall be deemed to be outstanding as of any date prior to the stated maturity (or, in any such case, the manner in which such amount deemed to be the principal amount shall be determined).

Unless otherwise specified in the applicable prospectus supplement, the debt securities will not be listed on any securities exchange and will be issued in fully-registered form without coupons.

Debt securities may be sold at a substantial discount below their stated principal amount, bearing no interest or interest at a rate which at the time of issuance is below market rates. The applicable prospectus supplement will describe the federal income tax consequences and special considerations applicable to any such debt securities. The debt securities may also be issued as indexed securities or securities denominated in foreign currencies, currency units or composite currencies, as described in more detail in the prospectus supplement relating to any of the particular debt securities. The prospectus supplement relating to specific debt securities will also describe any special considerations and certain additional tax considerations applicable to such debt securities.

Subordination

The prospectus supplement relating to any offering of subordinated debt securities will describe the specific subordination provisions. However, unless otherwise noted in the prospectus supplement, subordinated debt securities will be subordinate and junior in right of payment to any existing senior indebtedness.

Unless otherwise specified in the applicable prospectus supplement, under the subordinated indenture, “senior indebtedness” means all amounts due on obligations in connection with any of the following, whether outstanding at the date of execution of the subordinated indenture, or thereafter incurred or created:

●	the principal of (and premium, if any) and interest due on our indebtedness for borrowed money and indebtedness evidenced by bonds, notes, debentures or similar instruments or letters of credit (or reimbursement agreements in respect thereof);

●	all of our capital lease obligations or attributable debt (as defined in the indentures) in respect of sale and leaseback transactions;

●	all obligations representing the balance deferred and unpaid of the purchase price of any property or services, which purchase price is due more than six months after the date of placing such property in service or taking delivery and title thereto, except any such balance that constitutes an accrued expense or trade payable or any similar obligation to trade creditors;

●	all of our obligations in respect of interest rate swap agreements (whether from fixed to floating or from floating to fixed), interest rate cap agreements and interest rate collar agreements; other agreements or arrangements designed to manage interest rates or interest rate risk; and other agreements or arrangements designed to protect against fluctuations in currency exchange rates or commodity prices;

●	all obligations of the types referred to above of other persons for the payment of which we are responsible or liable as obligor, guarantor or otherwise; and

●	all obligations of the types referred to above of other persons secured by any lien on any property or asset of ours (whether or not such obligation is assumed by us).

However, senior indebtedness does not include:

●	any indebtedness which expressly provides that such indebtedness shall not be senior in right of payment to the subordinated debt securities, or that such indebtedness shall be subordinated to any other of our indebtedness, unless such indebtedness expressly provides that such indebtedness shall be senior in right of payment to the subordinated debt securities;

●	any of our obligations to our subsidiaries or of a subsidiary guarantor to us or any other of our other subsidiaries;

●	any liability for federal, state, local or other taxes owed or owing by us or any subsidiary guarantor,

●	any accounts payable or other liability to trade creditors arising in the ordinary course of business (including guarantees thereof or instruments evidencing such liabilities);

●	any obligations with respect to any capital stock;

●	any indebtedness incurred in violation of the indenture, provided that indebtedness under our credit facilities will not cease to be senior indebtedness under this bullet point if the lenders of such indebtedness obtained an officer’s certificate as of the date of incurrence of such indebtedness to the effect that such indebtedness was permitted to be incurred by the indenture; and

●	any of our indebtedness in respect of the subordinated debt securities.

Senior indebtedness shall continue to be senior indebtedness and be entitled to the benefits of the subordination provisions irrespective of any amendment, modification or waiver of any term of such senior indebtedness.

Unless otherwise noted in an accompanying prospectus supplement, if we default in the payment of any principal of (or premium, if any) or interest on any senior indebtedness when it becomes due and payable, whether at maturity or at a date fixed for prepayment or by declaration or otherwise, then, unless and until such default is cured or waived or ceases to exist, we will make no direct or indirect payment (in cash, property, securities, by set-off or otherwise) in respect of the principal of or interest on the subordinated debt securities or in respect of any redemption, retirement, purchase or other requisition of any of the subordinated debt securities.

In the event of the acceleration of the maturity of any subordinated debt securities, the holders of all senior debt securities outstanding at the time of such acceleration, subject to any security interest, will first be entitled to receive payment in full of all amounts due on the senior debt securities before the holders of the subordinated debt securities will be entitled to receive any payment of principal (and premium, if any) or interest on the subordinated debt securities.

If any of the following events occurs, we will pay in full all senior indebtedness before we make any payment or distribution under the subordinated debt securities, whether in cash, securities or other property, to any holder of subordinated debt securities:

●	any dissolution or winding-up or liquidation or reorganization of Sino-Global Shipping America, Ltd, whether voluntary or involuntary or in bankruptcy,

●	insolvency or receivership;

●	any general assignment by us for the benefit of creditors; or

●	any other marshaling of our assets or liabilities.

In such event, any payment or distribution under the subordinated debt securities, whether in cash, securities or other property, which would otherwise (but for the subordination provisions) be payable or deliverable in respect of the subordinated debt securities, will be paid or delivered directly to the holders of senior indebtedness in accordance with the priorities then existing among such holders until all senior indebtedness has been paid in full. If any payment or distribution under the subordinated debt securities is received by the trustee of any subordinated debt securities in contravention of any of the terms of the subordinated indenture and before all the senior indebtedness has been paid in full, such payment or distribution will be received in trust for the benefit of, and paid over or delivered and transferred to, the holders of the senior indebtedness at the time outstanding in accordance with the priorities then existing among such holders for application to the payment of all senior indebtedness remaining unpaid to the extent necessary to pay all such senior indebtedness in full.

The subordinated indenture does not limit the issuance of additional senior indebtedness.

Events of Default, Notice and Waiver

Unless an accompanying prospectus supplement states otherwise, the following shall constitute “events of default” under the indentures with respect to each series of debt securities:

●	we default for 30 consecutive days in the payment when due of interest on the debt securities;

●	we default in the payment when due (at maturity, upon redemption or otherwise) of the principal of, or premium, if any, on the debt securities;

●	our failure to observe or perform any other of our covenants or agreements with respect to such debt securities for 60 days after we receive notice of such failure;

●	certain events of bankruptcy, insolvency or reorganization of the Singularity Future Technology Ltd.; or

●	any other event of default provided with respect to securities of that series.

Unless an accompanying prospectus supplement states otherwise, if an event of default with respect to any debt securities of any series outstanding under either of the indentures shall occur and be continuing, the trustee under such indenture or the holders of at least 25% (or at least 10%, in respect of a remedy (other than acceleration) for certain events of default relating to the payment of dividends) in aggregate principal amount of the debt securities of that series outstanding may declare, by notice as provided in the applicable indenture, the principal amount (or such lesser amount as may be provided for in the debt securities of that series) of all the debt securities of that series outstanding to be due and payable immediately; provided that, in the case of an event of default involving certain events in bankruptcy, insolvency or reorganization, acceleration is automatic; and, provided further, that after such acceleration, but before a judgment or decree based on acceleration, the holders of a majority in aggregate principal amount of the outstanding debt securities of that series may, under certain circumstances, rescind and annul such acceleration if all events of default, other than the nonpayment of accelerated principal, have been cured or waived. Upon the acceleration of the maturity of original issue discount securities, an amount less than the principal amount thereof will become due and payable. Reference is made to the prospectus supplement relating to any original issue discount securities for the particular provisions relating to acceleration of maturity thereof.

Any past default under either indenture with respect to debt securities of any series, and any event of default arising therefrom, may be waived by the holders of a majority in principal amount of all debt securities of such series outstanding under such indenture, except in the case of (1) default in the payment of the principal of (or premium, if any) or interest on any debt securities of such series or (2) certain events of default relating to the payment of dividends.

The trustee is required within 90 days after the occurrence of a default (which is known to the trustee and is continuing), with respect to the debt securities of any series (without regard to any grace period or notice requirements), to give to the holders of the debt securities of such series notice of such default.

The trustee, subject to its duties during default to act with the required standard of care, may require indemnification by the holders of the debt securities of any series with respect to which a default has occurred before proceeding to exercise any right or power under the indentures at the request of the holders of the debt securities of such series. Subject to such right of indemnification and to certain other limitations, the holders of a majority in principal amount of the outstanding debt securities of any series under either indenture may direct the time, method and place of conducting any proceeding for any remedy available to the trustee, or exercising any trust or power conferred on the trustee with respect to the debt securities of such series, provided that such direction shall not be in conflict with any rule of law or with the applicable indenture and the trustee may take any other action deemed proper by the trustee which is not inconsistent with such direction.

No holder of a debt security of any series may institute any action against us under either of the indentures (except actions for payment of overdue principal of (and premium, if any) or interest on such debt security or for the conversion or exchange of such debt security in accordance with its terms) unless (1) the holder has given to the trustee written notice of an event of default and of the continuance thereof with respect to the debt securities of such series specifying an event of default, as required under the applicable indenture, (2) the holders of at least 25% in aggregate principal amount of the debt securities of that series then outstanding under such indenture shall have requested the trustee to institute such action and offered to the trustee indemnity reasonably satisfactory to it against the costs, expenses and liabilities to be incurred in compliance with such request; (3) the trustee shall not have instituted such action within 60 days of such request and (4) no direction inconsistent with such written request has been given to the trustee during such 60-day period by the holders of a majority in principal amount of the debt securities of that series. We are required to furnish annually to the trustee statements as to our compliance with all conditions and covenants under each indenture.

Discharge, Defeasance and Covenant Defeasance

We may discharge or defease our obligations under the indenture as set forth below, unless otherwise indicated in the applicable prospectus supplement.

We may discharge certain obligations to holders of any series of debt securities issued under either the senior indenture or the subordinated indenture which have not already been delivered to the trustee for cancellation by irrevocably depositing with the trustee money in an amount sufficient to pay and discharge the entire indebtedness on such debt securities not previously delivered to the trustee for cancellation, for principal and any premium and interest to the date of such deposit (in the case of debt securities which have become due and payable) or to the stated maturity or redemption date, as the case may be, and we or, if applicable, any guarantor, have paid all other sums payable under the applicable indenture.

If indicated in the applicable prospectus supplement, we may elect either (1) to defease and be discharged from any and all obligations with respect to the debt securities of or within any series (except in all cases as otherwise provided in the relevant indenture) (“legal defeasance”) or (2) to be released from our obligations with respect to certain covenants applicable to the debt securities of or within any series (“covenant defeasance”), upon the deposit with the relevant indenture trustee, in trust for such purpose, of money and/or government obligations which through the payment of principal and interest in accordance with their terms will provide money in an amount sufficient to pay the principal of (and premium, if any) or interest on such debt securities to maturity or redemption, as the case may be, and any mandatory sinking fund or analogous payments thereon. As a condition to legal defeasance or covenant defeasance, we must deliver to the trustee an opinion of counsel to the effect that the holders of such debt securities will not recognize income, gain or loss for federal income tax purposes as a result of such legal defeasance or covenant defeasance and will be subject to federal income tax on the same amounts and in the same manner and at the same times as would have been the case if such legal defeasance or covenant defeasance had not occurred. Such opinion of counsel, in the case of legal defeasance under clause (i) above, must refer to and be based upon a ruling of the Internal Revenue Service or a change in applicable federal income tax law occurring after the date of the relevant indenture. In addition, in the case of either legal defeasance or covenant defeasance, we shall have delivered to the trustee (1) if applicable, an officer’s certificate to the effect that the relevant debt securities exchange(s) have informed us that neither such debt securities nor any other debt securities of the same series, if then listed on any securities exchange, will be delisted as a result of such deposit and (2) an officer’s certificate and an opinion of counsel, each stating that all conditions precedent with respect to such legal defeasance or covenant defeasance have been complied with.

We may exercise our defeasance option with respect to such debt securities notwithstanding our prior exercise of our covenant defeasance option.

Modification and Waiver

Under the indentures, unless an accompanying prospectus supplement states otherwise, we and the applicable trustee may supplement the indentures for certain purposes which would not materially adversely affect the interests or rights of the holders of debt securities of a series without the consent of those holders. We and the applicable trustee may also modify the indentures or any supplemental indenture in a manner that affects the interests or rights of the holders of debt securities with the consent of the holders of at least a majority in aggregate principal amount of the outstanding debt securities of each affected series issued under the indenture. However, the indentures require the consent of each holder of debt securities that would be affected by any modification which would:

●	reduce the principal amount of debt securities whose holders must consent to an amendment, supplement or waiver;

●	reduce the principal of or change the fixed maturity of any debt security or, except as provided in any prospectus supplement, alter or waive any of the provisions with respect to the redemption of the debt securities;

●	reduce the rate of or change the time for payment of interest, including default interest, on any debt security;

●	waive a default or event of default in the payment of principal of or interest or premium, if any, on, the debt securities (except a rescission of acceleration of the debt securities by the holders of at least a majority in aggregate principal amount of the then outstanding debt securities and a waiver of the payment default that resulted from such acceleration);

●	make any debt security payable in money other than that stated in the debt securities;

●	make any change in the provisions of the applicable indenture relating to waivers of past defaults or the rights of holders of the debt securities to receive payments of principal of, or interest or premium, if any, on, the debt securities;

●	waive a redemption payment with respect to any debt security (except as otherwise provided in the applicable prospectus supplement);

●	except in connection with an offer by us to purchase all debt securities, (1) waive certain events of default relating to the payment of dividends or (2) amend certain covenants relating to the payment of dividends and the purchase or redemption of certain equity interests;

●	make any change to the subordination or ranking provisions of the indenture or the related definitions that adversely affect the rights of any holder; or

●	make any change in the preceding amendment and waiver provisions.

The indentures permit the holders of at least a majority in aggregate principal amount of the outstanding debt securities of any series issued under the indenture which is affected by the modification or amendment to waive our compliance with certain covenants contained in the indentures.

Payment and Paying Agents

Unless otherwise indicated in the applicable prospectus supplement, payment of interest on a debt security on any interest payment date will be made to the person in whose name a debt security is registered at the close of business on the record date for the interest.

Unless otherwise indicated in the applicable prospectus supplement, principal, interest and premium on the debt securities of a particular series will be payable at the office of such paying agent or paying agents as we may designate for such purpose from time to time. Notwithstanding the foregoing, at our option, payment of any interest may be made by check mailed to the address of the person entitled thereto as such address appears in the security register.

Unless otherwise indicated in the applicable prospectus supplement, a paying agent designated by us will act as paying agent for payments with respect to debt securities of each series. All paying agents initially designated by us for the debt securities of a particular series will be named in the applicable prospectus supplement. We may at any time designate additional paying agents or rescind the designation of any paying agent or approve a change in the office through which any paying agent acts, except that we will be required to maintain a paying agent in each place of payment for the debt securities of a particular series.

All moneys paid by us to a paying agent for the payment of the principal, interest or premium on any debt security which remain unclaimed at the end of two years after such principal, interest or premium has become due and payable will be repaid to us upon request, and the holder of such debt security thereafter may look only to us for payment thereof.

Denominations, Registrations and Transfer

Unless an accompanying prospectus supplement states otherwise, debt securities will be represented by one or more global certificates registered in the name of a nominee for The Depository Trust Company, or DTC. In such case, each holder’s beneficial interest in the global securities will be shown on the records of DTC and transfers of beneficial interests will only be effected through DTC’s records.

A holder of debt securities may only exchange a beneficial interest in a global security for certificated securities registered in the holder’s name if:

●	we deliver to the trustee notice from DTC that it is unwilling or unable to continue to act as depository or that it is no longer a clearing agency registered under the Exchange Act and, in either case, a successor depositary is not appointed by us within 120 days after the date of such notice from DTC;

●	we in our sole discretion determine that the debt securities (in whole but not in part) should be exchanged for definitive debt securities and deliver a written notice to such effect to the trustee; or

●	there has occurred and is continuing a default or event of default with respect to the debt securities.

If debt securities are issued in certificated form, they will only be issued in the minimum denomination specified in the accompanying prospectus supplement and integral multiples of such denomination. Transfers and exchanges of such debt securities will only be permitted in such minimum denomination. Transfers of debt securities in certificated form may be registered at the trustee’s corporate office or at the offices of any paying agent or trustee appointed by us under the indentures. Exchanges of debt securities for an equal aggregate principal amount of debt securities in different denominations may also be made at such locations.

Governing Law

The indentures and debt securities will be governed by, and construed in accordance with, the laws of the state as specified in the applicable prospectus supplement, without regard to its principles of conflicts of laws, except to the extent the Trust Indenture Act is applicable.

Trustee

The trustee or trustees under the indentures will be named in any applicable prospectus supplement.

Conversion or Exchange Rights

The prospectus supplement will describe the terms, if any, on which a series of debt securities may be convertible into or exchangeable for our common stock or other debt securities. These terms will include provisions as to whether conversion or exchange is mandatory, at the option of the holder or at our option. These provisions may allow or require the number of shares of our common stock or other securities to be received by the holders of such series of debt securities to be adjusted. Any such conversion or exchange will comply with applicable law and our Articles of Incorporation, as amended.

Description of Warrants

The following description, together with the additional information we may include in any applicable prospectus supplements, summarizes the material terms and provisions of the warrants that we may offer under this prospectus and the related warrant agreements and warrant certificates. While the terms summarized below will apply generally to any warrants that we may offer under this prospectus, we will describe the particular terms of any series of warrants that we may offer in more detail in the applicable prospectus supplement. If we indicate in the prospectus supplement, the terms of any warrants offered under that prospectus supplement may differ from the terms described below. However, no prospectus supplement shall fundamentally change the terms that are set forth in this prospectus or offer a security that is not registered and described in this prospectus at the time of its effectiveness. Specific warrant agreements will contain additional important terms and provisions and will be incorporated by reference as an exhibit to the registration statement that includes this prospectus or as an exhibit to a report filed under the Exchange Act.

General

We may issue warrants that entitle the holder to purchase our debt securities, preferred stock, common stock or any combination thereof. We may issue warrants independently or together with common stock, preferred stock, debt securities or any combination thereof, and the warrants may be attached to or separate from such securities.

We will describe in the applicable prospectus supplement the terms of the series of warrants, including:

●	the offering price and aggregate number of warrants offered;

●	the currency for which the warrants may be purchased, if not United States dollars;

●	if applicable, the designation and terms of the securities with which the warrants are issued and the number of warrants issued with each such security or each principal amount of such security;

●	if applicable, the date on and after which the warrants and the related securities will be separately transferable;

●	in the case of warrants to purchase debt securities, the principal amount of debt securities purchasable upon exercise of one warrant and the price at, and currency, if not United States dollars, in which, this principal amount of debt securities may be purchased upon such exercise;

●	in the case of warrants to purchase common stock, the number of shares of common stock purchasable upon the exercise of one warrant and the price at which these shares may be purchased upon such exercise;

●	in the case of warrants to purchase preferred stock, the number of shares of preferred stock purchasable upon the exercise of one warrant and the price at which these shares may be purchased upon such exercise;

●	the effect of any merger, consolidation, sale or other disposition of our business on the warrant agreement and the warrants;

●	the terms of any rights to redeem or call the warrants;

●	any provisions for changes to or adjustments in the exercise price or number of securities issuable upon exercise of the warrants;

●	the dates on which the right to exercise the warrants will commence and expire;

●	the manner in which the warrant agreement and warrants may be modified;

●	federal income tax consequences of holding or exercising the warrants;

●	the terms of the securities issuable upon exercise of the warrants; and

●	any other specific terms, preferences, rights or limitations of or restrictions on the warrants.

Before exercising their warrants, holders of warrants will not have any of the rights of holders of the securities purchasable upon such exercise, including:

●	in the case of warrants to purchase debt securities, the right to receive payments of principal of, or premium, if any, or interest on, the debt securities purchasable upon exercise or to enforce covenants in the applicable indenture;

●	in the case of warrants to purchase preferred stock, the right to receive dividends, if any, or, payments upon our liquidation, dissolution or winding up or to exercise voting rights, if any; or

●	in the case of warrants to purchase common stock, the right to receive dividends, if any, or, payments upon our liquidation, dissolution or winding up or to exercise voting rights, if any.

Exercise of Warrants

Each warrant will entitle the holder to purchase the securities that we specify in the applicable prospectus supplement at the exercise price that we describe in the applicable prospectus supplement. Unless we otherwise specify in the applicable prospectus supplement, holders of the warrants may exercise the warrants at any time up to the specified time on the expiration date that we set forth in the applicable prospectus supplement. After the close of business on the expiration date, unexercised warrants will become void.

Holders of the warrants may exercise the warrants by delivering the warrant certificate representing the warrants to be exercised together with specified information, and paying the required amount to the warrant agent in immediately available funds, as provided in the applicable prospectus supplement. We will set forth on the reverse side of the warrant certificate and in the applicable prospectus supplement the information that the holder of the warrant will be required to deliver to the warrant agent.

Upon receipt of the required payment and the warrant certificate properly completed and duly executed at the corporate trust office of the warrant agent or any other office indicated in the applicable prospectus supplement, we will issue and deliver the securities purchasable upon such exercise. If fewer than all of the warrants represented by the warrant certificate are exercised, then we will issue a new warrant certificate for the remaining amount of warrants. If we so indicate in the applicable prospectus supplement, holders of the warrants may surrender securities as all or part of the exercise price for warrants.

Enforceability of Rights by Holders of Warrants

Each warrant agent will act solely as our agent under the applicable warrant agreement and will not assume any obligation or relationship of agency or trust with any holder of any warrant. A single bank or trust company may act as warrant agent for more than one issue of warrants. A warrant agent will have no duty or responsibility in case of any default by us under the applicable warrant agreement or warrant, including any duty or responsibility to initiate any proceedings at law or otherwise, or to make any demand upon us. Any holder of a warrant may, without the consent of the related warrant agent or the holder of any other warrant, enforce by appropriate legal action its right to exercise, and receive the securities purchasable upon exercise of, its warrants.

Modification of the Warrant Agreement

The warrant agreements may permit us and the warrant agent, if any, without the consent of the warrant holders, to supplement or amend the agreement in the following circumstances:

●	to cure any ambiguity;

●	to correct or supplement any provision which may be defective or inconsistent with any other provisions; or

●	to add new provisions regarding matters or questions that we and the warrant agent may deem necessary or desirable and which do not adversely affect the interests of the warrant holders.

Description of Units

We may issue units comprised of one or more of the other securities described in this prospectus in any combination. Each unit will be issued so that the holder of the unit is also the holder of each security included in the unit. Thus, the holder of a unit will have the rights and obligations of a holder of each included security. The unit agreement under which a unit is issued may provide that the securities included in the unit may not be held or transferred separately, at any time or at any time before a specified date or occurrence.

The applicable prospectus supplement may describe:

●	the designation and terms of the units and of the securities comprising the units, including whether and under what circumstances those securities may be held or transferred separately;

●	any provisions for the issuance, payment, settlement, transfer or exchange of the units or of the securities comprising the units; and

●	whether the units will be issued in fully registered or global form.

The applicable prospectus supplement will describe the terms of any units. The preceding description and any description of units in the applicable prospectus supplement does not purport to be complete and is subject to and is qualified in its entirety by reference to the unit agreement and, if applicable, collateral arrangements and depository arrangements relating to such units.

Description of Share Purchase Contracts and Share Purchase Units

We may issue share purchase contracts, including contracts obligating holders to purchase from us, and obligating us to sell to the holders a specified number of shares of common stock, preferred stock or other securities registered hereunder at a future date or dates, which we refer to in this prospectus as “share purchase contracts.” The price per share of the securities and the number of shares of the securities may be fixed at the time the share purchase contracts are issued or may be determined by reference to a specific formula set forth in the share purchase contracts.

The share purchase contracts may be issued separately or as part of units consisting of a share purchase contract and debt securities, warrants, other securities registered hereunder or debt obligations of third parties, including U.S. treasury securities, securing the holders’ obligations to purchase the securities under the share purchase contracts, which we refer to herein as “share purchase units.” The share purchase contracts may require holders to secure their obligations under the share purchase contracts in a specified manner. The share purchase contracts also may require us to make periodic payments to the holders of the share purchase units or vice versa, and those payments may be unsecured or refunded on some basis.

The share purchase contracts, and, if applicable, collateral or depositary arrangements, relating to the share purchase contracts or share purchase units, will be filed with the SEC in connection with the offering of share purchase contracts or share purchase units. The prospectus supplement relating to a particular issue of share purchase contracts or share purchase units will describe the terms of those share purchase contracts or share purchase units, including the following:

●	if applicable, a discussion of material tax considerations; and

●	any other information we think is important about the share purchase contracts or the share purchase units.

Description of Rights

We may issue rights to purchase common stock, preferred stock or debt securities that we may offer to our securityholders. The rights may or may not be transferable by the persons purchasing or receiving the rights. In connection with any rights offering, we may enter into a standby underwriting or other arrangement with one or more underwriters or other persons pursuant to which such underwriters or other persons would purchase any offered securities remaining unsubscribed for after such rights offering. Each series of rights will be issued under a separate rights agent agreement to be entered into between us and a bank or trust company, as rights agent, that we will name in the applicable prospectus supplement. The rights agent will act solely as our agent in connection with the rights and will not assume any obligation or relationship of agency or trust for or with any holders of rights certificates or beneficial owners of rights.

The prospectus supplement relating to any rights that we offer will include specific terms relating to the offering, including, among other matters:

●	the date of determining the securityholders entitled to the rights distribution;

●	the aggregate number of rights issued and the aggregate number of shares of common stock or preferred stock or aggregate principal amount of debt securities purchasable upon exercise of the rights;

●	the exercise price;

●	the conditions to completion of the rights offering;

●	the date on which the right to exercise the rights will commence and the date on which the rights will expire; and

●	applicable tax considerations.

Each right would entitle the holder of the rights to purchase for cash the principal amount of shares of common stock, preferred stock or debt securities at the exercise price set forth in the applicable prospectus supplement. Rights may be exercised at any time up to the close of business on the expiration date for the rights provided in the applicable prospectus supplement. After the close of business on the expiration date, all unexercised rights will become void.

If less than all of the rights issued in any rights offering are exercised, we may offer any unsubscribed securities directly to persons other than our security holders, to or through agents, underwriters or dealers or through a combination of such methods, including pursuant to standby arrangements, as described in the applicable prospectus supplement.

Plan of Distribution

We may sell the securities described in this prospectus through underwriters or dealers, through agents, or directly to one or more purchasers or through a combination of these methods. The applicable prospectus supplement will describe the terms of the offering of the securities, including:

●	the name or names of any underwriters, if any, and if required, any dealers or agents, and the amount of securities underwritten or purchased by each of them, if any;

●	the public offering price or purchase price of the securities from us and the net proceeds to us from the sale of the securities;

●	any underwriting discounts and other items constituting underwriters’ compensation;

●	any discounts or concessions allowed or re-allowed or paid to dealers; and

●	any securities exchange or market on which the securities may be listed.

We may distribute the securities from time to time in one or more transactions at:

●	a fixed price or prices, which may be changed;

●	market prices prevailing at the time of sale;

●	varying prices determined at the time of sale related to such prevailing market prices; or

●	negotiated prices.

Only underwriters named in the prospectus supplement will be underwriters of the securities offered by the prospectus supplement.

If we use underwriters in the sale, the underwriters will either acquire the securities for their own account and may resell the securities from time to time in one or more transactions at a fixed public offering price or at varying prices determined at the time of sale, or sell the Shares on a “best efforts, minimum/maximum basis” when the underwriters agree to do their best to sell the securities to the public. We may offer the securities to the public through underwriting syndicates represented by managing underwriters or by underwriters without a syndicate. Any public offering price and any discounts or concessions allowed or re-allowed or paid to dealers may change from time to time.

If we use a dealer in the sale of the securities being offered pursuant to this prospectus or any prospectus supplement, the securities will be sold directly to the dealer, as principal. The dealer may then resell the securities to the public at varying prices to be determined by the dealer at the time of resale.

Shares of our common stock are quoted on the NASDAQ Capital Market. Unless otherwise specified in the related prospectus supplement, all securities we offer, other than common stock, will be new issues of securities with no established trading market. Any underwriter may make a market in these securities, but will not be obligated to do so and may discontinue any market making at any time without notice. We may apply to list any series of warrants or other securities that we offer on an exchange, but we are not obligated to do so. Therefore, there may not be liquidity or a trading market for any series of securities.

We may sell the securities directly or through agents we designate from time to time. We will name any agent involved in the offering and sale of securities and we will describe any commissions we may pay the agent in the applicable prospectus supplement.

We may authorize agents or underwriters to solicit offers by institutional investors to purchase securities from us at the public offering price set forth in the prospectus supplement pursuant to delayed delivery contracts providing for payment and delivery on a specified date in the future. We will describe the conditions to these contracts and the commissions we must pay for solicitation of these contracts in the applicable prospectus supplement.

In connection with the sale of the securities, underwriters, dealers or agents may receive compensation from us or from purchasers of the securities for whom they act as agents in the form of discounts, concessions or commissions. Underwriters may sell the securities to or through dealers, and those dealers may receive compensation in the form of discounts, concessions or commissions from the underwriters or commissions from the purchasers for whom they may act as agents. Underwriters, dealers and agents that participate in the distribution of the securities, and any institutional investors or others that purchase securities directly and then resell the securities, may be deemed to be underwriters, and any discounts or commissions received by them from us and any profit on the resale of the securities by them may be deemed to be underwriting discounts and commissions under the Securities Act.

We may provide agents and underwriters with indemnification against particular civil liabilities, including liabilities under the Securities Act, or contribution with respect to payments that the agents or underwriters may make with respect to such liabilities. Agents and underwriters may engage in transactions with, or perform services for, us in the ordinary course of business.

In addition, we may enter into derivative transactions with third parties (including the writing of options), or sell securities not covered by this prospectus to third parties in privately negotiated transactions. If the applicable prospectus supplement indicates, in connection with such a transaction, the third parties may, pursuant to this prospectus and the applicable prospectus supplement, sell securities covered by this prospectus and the applicable prospectus supplement. If so, the third party may use securities borrowed from us or others to settle such sales and may use securities received from us to close out any related short positions. We may also loan or pledge securities covered by this prospectus and the applicable prospectus supplement to third parties, who may sell the loaned securities or, in an event of default in the case of a pledge, sell the pledged securities pursuant to this prospectus and the applicable prospectus supplement. The third party in such sale transactions will be an underwriter and will be identified in the applicable prospectus supplement or in a post-effective amendment.

To facilitate an offering of a series of securities, persons participating in the offering may engage in transactions that stabilize, maintain, or otherwise affect the market price of the securities. This may include over-allotments or short sales of the securities, which involves the sale by persons participating in the offering of more securities than have been sold to them by us. In those circumstances, such persons would cover such over-allotments or short positions by purchasing in the open market or by exercising the over-allotment option granted to those persons. In addition, those persons may stabilize or maintain the price of the securities by bidding for or purchasing securities in the open market or by imposing penalty bids, whereby selling concessions allowed to underwriters or dealers participating in any such offering may be reclaimed if securities sold by them are repurchased in connection with stabilization transactions. The effect of these transactions may be to stabilize or maintain the market price of the securities at a level above that which might otherwise prevail in the open market. Such transactions, if commenced, may be discontinued at any time. We make no representation or prediction as to the direction or magnitude of any effect that the transactions described above, if implemented, may have on the price of our securities.

Legal Matters

Dickinson Wright PLLC will pass upon the validity of the securities offered in this offering. The address of Dickinson Wright PLLC is 1825 Eye St. N.W., Suite 900, Washington DC, 20006. Additional legal matters may be passed on for us, or any underwriters, dealers or agents, by counsel that we will name in the applicable prospectus supplement.

Experts

The consolidated financial statements of our Company appearing in our annual report on Form 10-K for the fiscal years ended June 30, 2023 and 2022 have been audited by Audit Alliance LLP, independent registered public accounting firm, as set forth in the reports thereon included therein and incorporated herein by reference. Such consolidated financial statements are incorporated herein by reference in reliance upon such reports given on the authority of such firm as experts in accounting and auditing.

Enforceability of Civil Liabilities Under United States Federal Securities Laws and Other Matters

Although we are incorporated as a stock corporation under the laws of Virginia, some of our directors and officers reside outside the United States, and a substantial portion of their assets and our assets are or may be located in jurisdictions outside the United States. Therefore, it may be difficult for investors to effect service of process within the United States upon our non-U.S. directors and officers or to recover against our company, or our non-U.S. directors and officers on judgments of U.S. courts, including judgments predicated upon the civil liability provisions of the U.S. federal securities laws. However, we may be served with process in the United States with respect to actions against us arising out of or in connection with violations of U.S. federal securities laws relating to transactions covered by this prospectus.

Where You Can Find More Information

We are a reporting company and file annual, quarterly and current reports, proxy statements and other information with the SEC. This prospectus does not contain all of the information set forth in the registration statement or the exhibits that are a part of the registration statement. You may read and copy the registration statement and any document we file with the SEC at the public reference room maintained by the SEC at 100 F Street, N.E., Washington, D.C. 20549. You may obtain information on the operation of the public reference room by calling the SEC at 1-800-SEC-0330. Our filings with the SEC are also available to the public through the SEC’s Internet site at http://www.sec.gov.

Information Incorporated by Reference

The SEC allows us to “incorporate by reference” into this prospectus the information we file with them. The information we incorporate by reference into this prospectus is an important part of this prospectus. Any statement in a document we have filed with the SEC prior to the date of this prospectus and which is incorporated by reference into this prospectus will be considered to be modified or superseded to the extent a statement contained in this prospectus or any other subsequently filed document that is incorporated by reference into this prospectus modifies or supersedes that statement. The modified or superseded statement will not be considered to be a part of this prospectus, except as modified or superseded.

We incorporate by reference into this prospectus the information contained in the following documents that we have filed with the SEC pursuant to the Securities Exchange Act of 1934, as amended (the “Exchange Act”), which is considered to be a part of this prospectus:

●	our Annual Report on Form 10-K for the fiscal year ended June 30, 2023, filed with the SEC on September 29, 2023;

●	our Quarterly Reports on Form 10-Q for the fiscal quarter ended September 30, 2023 filed with the SEC on November 13, 2023, for the fiscal quarter ended December 31, 2023 filed with the SEC on February 14, 2024, and for the fiscal quarter ended March 31, 2024 filed with the SEC on May 15, 2024;

●	our Current Reports on Form 8-K filed with the SEC on July, 3, 2023, July 6, 2023, July 12, 2023, July 14, 2023, August 1, 2023, August 14, 2023, August 21, 2023, August 31, 2023, September 13, 2023, September 25, 2023, September 28, 2023, October 6, 2023, October 20, 2023, October 20, 2023, November 21, 2023, January 4, 2024, January 30, 2024, February 15, 2024, March 15, 2024 and August 6, 2024; and

●	the description of the common stock, without par value per share, contained in our registration statement on Form 8-A filed with the SEC on April 16, 2008 (File Number 001-34024) pursuant to Section 12(b) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), which incorporates by reference the description of the common stock, without par value per share, contained in the registration statement on Form SB-2 filed with the SEC on January 11, 2008 (File Number 333-148611), and declared effective by the SEC on April 18, 2008, and any amendment or report filed with the SEC for purposes of updating such description; and the Current Report on Form 8-K filed with the SEC on July 6, 2020 and February 14, 2024 to effect the reverse stock splits.

We also incorporate by reference all additional documents that we file with the SEC pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act that are filed after the filing date of the registration statement of which this prospectus is a part and prior to effectiveness of that registration statement. We are not, however, incorporating, in each case, any documents or information that we are deemed to “furnish” and not file in accordance with SEC rules.

You may obtain a copy of these filings, without charge, by writing or calling us at:

Singularity Future Technology Ltd.

98 Cutter Mill Road, Suite 322

Great Neck, NY11021

(718) 888-1814

Attn: Investor Relations

451,250 Shares of Common Stock

Up to 1,111,250 Shares of Common Stock Underlying the 1,111,250 Pre-Funded Warrants

SINGULARITY FUTURE TECHNOLOGY LTD.

PROSPECTUS SUPPLEMENT

Univest Securities, LLC

August 20, 2026